SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒           Definitive Proxy Statement

☐           Definitive Additional Materials

☐           Soliciting Material Pursuant to §240.14a-12

CONSUMER PORTFOLIO SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Dated Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF

CONSUMER PORTFOLIO SERVICES, INC.

3800 Howard Hughes Parkway, Las Vegas, Nevada 89169

Phone: 949-753-6800

The annual meeting of the shareholders of Consumer Portfolio Services, Inc. (the "Company") will be held at 10:00 a.m., local time, on Monday, May 18, 2015 at the Company's Nevada office at 3800 Howard Hughes Parkway, Las Vegas, Nevada for the following purposes:

1.	To elect the Company's entire Board of Directors for a one-year term.

2.	To ratify the appointment of Crowe Horwath LLP as the Company's independent auditors for the fiscal year ending December 31, 2015.

3.	To approve an advisory resolution on executive compensation.

4.	To approve an amendment to the 2006 Long-Term Equity Incentive Plan, which increases the number of shares issuable by 5,000,000.

5.	To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on Tuesday, March 19, 2015 are entitled to notice of and to vote at the meeting.

Whether or not you expect to attend the meeting in person, please complete, date, and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time and, if you attend the meeting in person, your executed proxy will be returned to you upon request.

By Order of the Board of Directors

Mark Creatura, Secretary

Dated:  April 24, 2015

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 18, 2015. The Proxy Statement and Annual Report to Shareholders for the fiscal year ended December 31, 2014 are available at www.consumerportfolio.com/AnnualMeeting2015.html.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE BY COMPLETING, SIGNING, DATING AND RETURNING THE PROXY CARD IN THE PRE-ADDRESSED RETURN ENVELOPE PROVIDED. IF GIVEN, YOU MAY REVOKE YOUR PROXY BY FOLLOWING THE INSTRUCTIONS IN THE PROXY STATEMENT AND ATTACHED PROXY CARD.

CONSUMER PORTFOLIO SERVICES, INC.

3800 Howard Hughes Parkway

Las Vegas, Nevada 89169

949-753-6800

PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 18, 2015

-----------

INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Consumer Portfolio Services, Inc. (the "Company" or "CPS") for use at the annual meeting of the shareholders to be held at 10:00 A.M. local time on Monday, May 18, 2015 at the Company's office at 3800 Howard Hughes Parkway, Las Vegas, NV 89169, and at any adjournment thereof (the "Annual Meeting").

All shares represented by properly executed proxies received in time will be voted at the Annual Meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Any shareholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxy by giving written notice to the Secretary of the Company, by executing a later-dated proxy, or by attending the meeting and giving oral notice of revocation to the Secretary of the Company.

The Board of Directors of the Company has fixed the close of business on March 19, 2015, as the record date for determining the holders of outstanding shares of the Company's Common Stock, without par value (“CPS Common Stock”) entitled to notice of, and to vote at the Annual Meeting. On that date, there were 25,750,240 shares of CPS Common Stock issued and outstanding. Each such share of CPS Common Stock is entitled to one vote on all matters to be voted upon at the meeting, except that holders of CPS Common Stock have the right to cumulative voting in the election of directors, as described herein under the heading “Voting of Shares.”

The notice of the Annual Meeting, this proxy statement and the form of proxy are first being mailed to shareholders of the Company on or about April 24, 2015.  The Company will pay the expenses incurred in connection with the solicitation of proxies.  The proxies are being solicited principally by mail. In addition, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, for which they will receive no payment other than their regular compensation.  The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of Common Stock of the Company and will reimburse such persons for their expenses so incurred.

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND ANNUAL MEETING

Q:	WHAT IS THIS PROXY STATEMENT AND WHY AM I RECEIVING IT?

A:	You are receiving this proxy statement in connection with an annual meeting of shareholders called by our Board of Directors in connection with soliciting shareholder votes for the purpose of (i) electing the Company's entire Board of Directors for a one-year term; (ii) ratifying the appointment of Crowe Horwath LLP as the Company's independent auditors for the fiscal year ending December 31, 2015; (iii) holding a non-binding vote on executive compensation; (iv) approving an amendment to the 2006 Long-Term Equity Incentive Plan, which increases the number of shares issuable by 5,000,000, and (v) transacting such other business as may properly come before the annual meeting; in each case, as more fully described in this proxy statement. You have been sent this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the annual meeting of shareholders called for the purpose of voting on the foregoing matters.

Q:	WHAT INFORMATION IS CONTAINED IN THIS PROXY STATEMENT?

A:	The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, compensation of our directors and most highly paid executive officers, and certain other required information.

Q:	WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING, AND WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

A:	The Board of Directors of the Company has fixed the close of business on March 19, 2015, as the record date (“Record Date”) for determining the holders of outstanding shares of the Company's Common Stock, without par value ("CPS Common Stock") entitled to notice of, and to vote at the Annual Meeting. On that date, there were 25,750,240 shares of CPS Common Stock issued and outstanding. Each such share of CPS Common Stock is entitled to one vote on all matters to be voted upon at the meeting, except that holders of CPS Common Stock have the right to cumulative voting in the election of directors, as described in this proxy statement under the heading “Voting of Shares.” In order to approve each proposal, a quorum (a majority of outstanding shares of CPS Common Stock) must be present and (other than with respect to election of directors) a majority of all of the votes cast on the proposal at the Annual Meeting must be cast in favor of the proposal, which favorable votes cast must exceed 25% of the outstanding shares. Directors are elected by plurality vote. Abstentions and broker non-votes will not be counted as “votes cast” and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

Q:	HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

A:	Our Board of Directors recommends that you vote

•	“FOR” each of the six nominees for election as directors (Proposal One)
•	“FOR” the ratification of the appointment of Crowe Horwath LLP as the Company's independent auditors for the fiscal year ending December 31, 2015 (Proposal Two)
•	“FOR” the approval, by non-binding vote, of executive compensation (Proposal Three)
•	“FOR” approval of an amendment to the 2006 Long-Term Equity Incentive Plan, which increases the number of shares issuable by 5,000,000 (Proposal Four)

Q:	HOW MAY I VOTE ON THE PROPOSALS IF I OWN SHARES IN MY OWN NAME?

A:	If you own your shares in your own name, you may vote on the proposals presented in this proxy statement, whether or not you plan to attend the annual meeting, by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-prepaid envelope. It is important that you vote your shares whether or not you attend the meeting in person. Any proxy that is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR election of the nominees for director named herein; FOR the ratification of the appointment of Crowe Horwath LLP as the Company's independent auditors for the year ending December 31, 2015; FOR the approval, by non-binding vote, of executive compensation; FOR approval of an amendment to the 2006 Long-Term Equity Incentive Plan, which increases the number of shares issuable by 5,000,000; and such proxy will also be deemed to grant discretionary authority to vote upon any other matters properly coming before the meeting.

2

Q:	HOW MAY I VOTE ON THE PROPOSALS IF MY SHARES ARE HELD IN “STREET NAME” BY MY BROKER, BANK OR OTHER NOMINEE?

A:	If your shares are held in “street name” through a broker, bank or other nominee, under certain circumstances the nominee may vote your shares. Brokerage firms have authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters. The ratification of an accounting firm is an example of a routine matter. If you do not provide voting instructions to your brokerage firm, the brokerage firm may either: (1) vote your shares on routine matters, or (2) leave your shares unvoted. We encourage you to provide instructions to your brokerage firm by signing and returning your proxy. This ensures your shares will be voted at the meeting. When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting and determining the outcome of the vote on routine matters.

Q:	CAN I CHANGE MY MIND AND REVOKE MY PROXY?

A:	Yes. Any shareholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxy by giving written notice to the Secretary of the Company, by executing a later-dated proxy, or by attending the meeting and giving oral notice of revocation to the Secretary of the Company

Q:	CAN I VOTE MY SHARES IN PERSON?

A:	Yes. The annual meeting is open to all holders of CPS Common Stock as of the Record Date. To vote in person, you will need to attend the meeting and bring with you evidence of your stock ownership. If your shares are registered in your name, you will need to bring valid identification. If your shares are held in the name of your broker, bank or another nominee or you received your proxy materials electronically, you will need to obtain and bring with you a “legal proxy” from your broker, bank or nominee, and bring evidence of your stock ownership, together with valid identification.

Q:	DO I HAVE DISSENTERS’ RIGHTS?

A:	No. There are no “dissenters’ rights” applicable to any of the proposals presented in this proxy statement.

Q.	WHO IS PAYING FOR THIS PROXY SOLICITATION?

A:	Our Board of Directors is making this solicitation, and we will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communications by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

3

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Nominations

The individuals named below have been nominated for election as directors of the Company at the Annual Meeting, and each has agreed to serve as a director if elected.  The entire board of directors of the Company is elected annually.  Directors serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

The names of the nominees, their principal occupations, and certain other information regarding them are set forth below. None of the nominees currently serves on the board of directors of any other publicly-traded companies.

Charles E. Bradley, Jr., 55, has been the President and a director of the Company since its formation in March 1991, and was elected Chairman of the Board of Directors in July 2001.  Mr. Bradley has been the Company's Chief Executive Officer since January 1992.  From April 1989 to November 1990, he served as Chief Operating Officer of Barnard and Company, a private investment firm.  From September 1987 to March 1989, Mr. Bradley, Jr. was an associate of The Harding Group, a private investment banking firm.  Having been with the Company since its inception, Mr. Bradley brings comprehensive knowledge of the Company’s business, structure, history and culture to the Board and the Chairman position.

Chris A. Adams, 66, has been a director of the Company since August 2007. Since 1982 he has been the owner and chief executive of Latrobe Pattern Company and K Castings Inc., which are firms engaged in the business of fabricating metal parts. With his experience as chief executive of manufacturing companies, Mr. Adams contributes to the Company’s Board significant organizational and operational management skills.

Brian J. Rayhill, 52, has been a director of the Company since August 2006.  Mr. Rayhill has been a practicing attorney in New York State since 1988. As an experienced advocate, counselor and litigator, Mr. Rayhill brings legal knowledge and perspective to the Company’s Board.

William B. Roberts, 77, has been a director of the Company since its formation in March 1991.  Since 1981, he has been the President of Monmouth Capital Corp., an investment firm that specializes in management buyouts. Having spent decades in the business of finance, Mr. Roberts brings to the Company’s Board his perspective and judgment regarding means of financing its business.

Gregory S. Washer, 53, has been a director of the Company since June 2007. He has been the president of Clean Fun Promotional Marketing LLC, a promotional marketing company, since its founding in 1986. With his experience in promotions and marketing, Mr. Washer contributes to the Board significant organizational and operational management skills, combined with a wealth of experience in promotion and marketing of services.

Daniel S. Wood, 56, has been a director of the Company since July 2001.  Mr. Wood was president of Carclo Technical Plastics, a manufacturer of custom injection moldings, from September 2000 until his retirement in April 2007.   Previously, from 1988 to September 2000, he was the chief operating officer and co-owner of Carrera Corporation, the predecessor to the business of Carclo Technical Plastics. As president of Carclo, Mr. Wood was responsible for the overall operation of that company and for the quality and integrity of its financial statements. He brings to the Board the knowledge and perspective useful in evaluating the Company’s financial statements, and broad organizational and management skills.

The Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating Committee.  Each of these three committees operates under a written charter, adopted by the Board of Directors. The charters are available on the Company’s website, www.consumerportfolio.com/charters.html. The Board of Directors has concluded that each member of these three committees (every director other than Mr. Bradley, the Company's chief executive officer), is independent in accordance with the director independence standards prescribed by Nasdaq, and has determined that none of them have a material relationship with the Company that would impair their independence from management or otherwise compromise the ability to act as an independent director.

The members of the Audit Committee are Mr. Wood (chairman), Mr. Rayhill and Mr. Washer.

The Audit Committee is empowered by the Board of Directors to review the financial books and records of the Company in consultation with the Company's accounting and auditing staff and its independent auditors and to review with the accounting staff and independent auditors any questions that may arise with respect to accounting and auditing policy and procedure.

4

The Board of Directors has further determined that Mr. Wood has the qualifications and experience necessary to serve as an "audit committee financial expert" as such term is defined in Item 407 of Regulation S-K promulgated by the SEC. Mr. Wood, as president of Carclo Technical Plastics, was responsible for the preparation and evaluation of the audited financial statements of that company.

The members of the Compensation Committee are Mr. Adams (chairman), Mr. Roberts, and Mr. Wood. This Committee makes determinations as to general levels of compensation for all employees of the Company and the annual salary of each of the executive officers of the Company, and administers the Company's compensation plans. Those plans include the Company's 1997 Long-Term Stock Incentive Plan, the Executive Management Bonus Plan, and the CPS 2006 Long-Term Equity Incentive Plan.

The members of the Nominating Committee are Mr. Rayhill (chairman), Mr. Adams and Mr. Washer. Nominations for board positions are made on behalf of the Board of Directors by the nominating committee.  Because neither the Board of Directors nor its nominating committee has received recommendations from shareholders as to nominees, the Board of Directors and the nominating committee believe that it is and remains appropriate to operate without a formal policy with regard to any director candidates who may in the future be recommended by shareholders. The nominating committee would consider such recommendations if received.

When considering a potential nominee, the nominating committee considers the benefits to the Company of such nomination, based on the nominee's skills and experience related to managing a significant business, the willingness and ability of the nominee to serve, and the nominee's character and reputation. The Company does not have a policy regarding the consideration of diversity in identifying nominees for director.

Shareholders who wish to suggest individuals for possible future consideration for board positions, or to otherwise communicate with the Board of Directors, should direct written correspondence to the corporate secretary at the Company's principal executive offices, indicating whether the shareholder wishes to communicate with the nominating committee or with the Board of Directors as a whole. The present policy of the Company is to forward all such correspondence to the designated members of the Board of Directors.  There have been no changes in the procedures regarding shareholder recommendations in the past year.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors, executive officers and holders of in excess of 10% of the Company's common stock are required to file reports concerning their transactions in and holdings of equity securities of the Company.  Based on a review of reports filed by each such person, and inquiry of each regarding holdings and transactions, the Company believes that all reports required with respect to the year 2014 were timely filed, except that Mr. Wood and two executive officers (Robert Riedl and Chris Terry) each reported late a net exercise of compensatory stock options. As each such exercise comprised three simultaneous transactions (exercise of option, issuance of underlying shares, and surrender of a portion of such shares), the total number of transactions reported late is nine.

Code of Ethics

The Company has adopted a Code of Ethics for Senior Financial Officers, which applies to the Company's chief executive officer, chief financial officer, controller and others.  A copy of the Code of Ethics may be obtained at no charge by written request to the Corporate Secretary at the Company's principal executive offices.

Meetings of the Board

The Board of Directors held four meetings and acted five times by written consent during 2014.  The Audit Committee met five times during 2014, including at least one meeting per quarter to review the Company's financial statements, while the Compensation Committee met three times during 2014. The Nominating Committee met twice during 2014.  Each nominee attended at least 75% of the meetings of the Board of Directors and its committees that such individual was eligible to attend in 2014.  The Company does not have a policy of encouraging directors to attend or discouraging directors from attending its annual meetings of shareholders.  Other than the chairman and chief executive officer, no directors attended last year’s annual meeting of shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES ABOVE.

5

PROPOSAL NO. 2 – RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has appointed the accounting firm of Crowe Horwath LLP ("Crowe") to be the Company's independent auditors for the year ending December 31, 2015. Crowe also performed the audit of the Company's financial statements for the years ended December 31, 2008 through 2014.

A proposal to ratify the Audit Committee’s appointment of Crowe will be presented to shareholders at the Annual Meeting.  If the shareholders do not ratify the selection of Crowe at the Annual Meeting, the Audit Committee will consider selecting another firm of independent public accountants. Representatives of Crowe are expected to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

Fees Paid to Auditors

The following table sets forth the fees accrued or paid to the Company’s independent registered public accounting firms for the years ended December 31, 2014 and 2013. Crowe has served as the Company’s independent registered public accounting firm since February 2009, and reported on the Company’s financial statements for the years ended December 31, 2008 through 2014.

Audit and Non-Audit Fees	2013	2014
Audit Fees (1)	$785,000	$810,000
Audit-Related Fees (2)	210,650	148,750
Tax Fees (3)	281,800	314,075
All Other Fees	--	--
TOTAL	$1,277,450	$1,272,825

(1) Audit fees relate to professional services rendered in connection with the audit of the Company’s annual financial statements and internal control over financial reporting, quarterly review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings.

(2) Audit-related fees comprise fees for professional services that are reasonably related to the performance of the audit or review of the Company’s financial statements.

(3) The 2014 and 2013 tax fees represent services rendered in connection with preparation of state and federal tax returns for the Company and its subsidiaries.

Audit Committee Supervision of Principal Accountant

The Audit Committee acts pursuant to a written charter adopted by the Board of Directors.  Pursuant to the charter, the Audit Committee pre-approves the audit and permitted non-audit fees to be paid to the independent auditor, and authorizes on behalf of the Company the payment of such fees, or refuses such authorization.  The Audit Committee has delegated to its chairman and its vice-chairman the authority to approve performance of services on an interim basis. In the fiscal years ended December 31, 2014 and December 31, 2013, all services for which audit fees or audit related fees were paid were preapproved by the Audit Committee as a whole, or pursuant to such delegated authority.

In the course of its meetings, the Audit Committee has considered whether the provision of the non-audit fees outlined above is compatible with maintaining the independence of the respective audit firms, and has concluded that such independence is not and was not impaired.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP.

6

Audit Committee Report

The Audit Committee assists the Board of Directors in its oversight of our financial reporting process. The Audit Committee’s responsibilities are more fully described in its charter, which is available on our website at www.consumerportfolio.com/charters.html

Management has the primary responsibility for the financial statements and the financial reporting process, including internal control over financial reporting. Our independent registered public accounting firm is responsible for performing an audit of our consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with United States generally accepted accounting principles. The independent registered public accounting firm also is responsible for performing an audit of and expressing an opinion on the effectiveness of our internal control over financial reporting.

In the course of performing its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements for the year ended December 31, 2014. Those reviews included discussions of, among other things:

• the acceptability and quality of the accounting principles;

• the reasonableness of significant accounting judgments and critical accounting policies and estimates;

• the clarity of disclosures in the financial statements; and

• the adequacy and effectiveness of our financial reporting procedures, disclosure controls and procedures and internal control over financial reporting, including management’s assessment and report on internal control over financial reporting.

The Audit Committee also discussed with the chief executive officer and chief financial officer of the Company their respective certifications with respect to our annual report on Form 10-K for the year ended December 31, 2014.

The Audit Committee reviewed and discussed with the independent registered public accounting firm the audited consolidated financial statements for the year ended December 31, 2014, the firm’s judgments as to the acceptability and quality of our accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”), including those matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee also reviewed and discussed with the independent registered public accounting firm its audit of the effectiveness of our internal control over financial reporting.

In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm the firm’s independence.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee and its members meet with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, and the receipt of unqualified opinions from Crowe Horwath LLP dated February 25, 2015, with respect to the consolidated financial statements of the Company and its subsidiaries as of and for the year ended December 31, 2014, and with respect to the effectiveness of our internal control over financial reporting, the Audit Committee on behalf of the Board of Directors authorized the inclusion of the audited consolidated financial statements our annual report on Form 10-K for the year ended December 31, 2014, for filing with the Securities and Exchange Commission.

      THE AUDIT COMMITTEE

Daniel S. Wood – Chairman                          Brian J. Rayhill                     Gregory S. Washer

7

PROPOSAL NO. 3 – NON-BINDING VOTE ON EXECUTIVE COMPENSATION

General

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Securities Exchange Act enable the shareholders to vote to approve, on an advisory or non-binding basis, the compensation of the Company’s named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this proxy statement beginning on page 13 below. This proposal, commonly known as a “say-on-pay” proposal, gives the shareholders the opportunity to express their views on the Company’s named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement. The Company’s current policy is to seek such say-on-pay votes annually, at every regular meeting of shareholders.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors. The say-on-pay vote will, however, provide information to the board and the Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. The Board of Directors and its Compensation Committee value the opinions of the shareholders; accordingly, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will consider the shareholders’ concerns and evaluate whether any actions are necessary to address those concerns.

Summary of 2014 Executive Compensation Program

Following is a summary of some of the key points of our 2014 executive compensation program:

•	It is simple, comprising base salary, an annual cash bonus pursuant to an incentive plan, and long-term equity incentives in the form of stock options.
•	The Compensation Committee of the Board of Directors controls all portions of the compensation payable to executive officers.
•	That committee has from time to time exercised its discretion to reduce cash incentives otherwise payable under the bonus plan.

See the “Executive Compensation” section beginning on page 13 below for more information.

We believe that the information provided above and within the Executive Compensation section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our shareholders’ interests to support long-term value creation. We also believe the compensation paid to our executive officers during 2014 was appropriate in light of our financial performance.

Accordingly, we ask that our shareholders vote “FOR” the following resolution, which will be presented at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the other related disclosure.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION.

8

PROPOSAL NO. 3 – AMENDMENT OF 2006 LONG-TERM EQUITY INCENTIVE PLAN

The Board of Directors proposes that the shareholders approve an amendment (the "Amendment") to the Company's 2006 Long-Term Equity Incentive Plan (the "Plan").  The Amendment would increase the maximum number of shares issuable under the Plan by 5,000,000 shares, and would increase the maximum number of shares that may subject to awards granted to any one individual over the life of the Plan from 3,000,000 to 3,750,000. A copy of the Plan as amended is attached as Appendix A.

The Board believes that stock options are essential to attract and retain the most talented personnel available for positions of substantial responsibility, to encourage ownership of the Common Stock by employees of the Company and its subsidiaries, and to promote the Company's success by providing both rewards for exceptional performance and long-term incentives for future contributions.  The Board of Directors believes that the number of shares currently available for issuance will be insufficient to achieve the purposes of the Plan unless additional shares are authorized.  In April 2015 the Board and its Compensation Committee acted to amend the Plan (the "Amendment") by increasing by 5,000,000 the total number of shares available for issuance under the Plan, and directed that the Amendment be submitted to the shareholders for approval. The Board recommends that the shareholders approve the Amendment, in order to allow the Company to continue to offer stock options to key employees and directors as part of its overall compensation package. The Amendment will not take effect unless approved by the shareholders.

It should be noted that the Company previously maintained a 1991 Stock Option Plan (the "1991 Plan"), under which a total of 2,657,870 shares were issued to directors, officers and other employees, and a 1997 Long-Term Incentive Plan (the "1997 Plan"), under which a total of 4,622,159 shares were issued to directors, officers and other employees.  An aggregate of 383,661 shares may be issued in the future upon exercise of options outstanding under the 1997 Plan.  The 1991 Plan and 1997 Plan (together, the “Prior Plans”) have expired, and therefore no new grants can be made under either of the Prior Plans. No grants under the 1991 Plan remain eligible for exercise.

The number of shares of Common Stock reserved for issuance under the Plan prior to the proposed Amendment is 12,200,000, plus such number of shares as were authorized for issuance under the Prior Plans but become unavailable for issuance due to expiration or other termination of the Prior Plans or of grants thereunder, in all events without issuance of shares. Giving effect to such adjustments, the total number of shares issuable under the Plan prior to the Amendment, and measured as of the date of this proxy statement, is 14,094,180 shares. Of the shares authorized for issuance under the Plan, approximately 9,754,345 are the subject of outstanding valid options as of April 22, 2015, and 2,231,454 shares have been issued pursuant to exercise of options granted under the Plan.

The number of shares remaining available for future awards under the Plan, after giving effect to all outstanding grants and prior exercises, is 2,108,381 as of April 22, 2015. The Amendment would increase the number of shares issuable under the Plan by 5,000,000, to a total maximum of 19,094,180 shares, of which 7,108,381 would be available for future grants. To the extent that outstanding grants under the 1997 Plan expire unexercised, any or all of the 383,661 shares issuable upon exercise of options that are now outstanding under the 1997 Plan would be added to the total number of shares authorized for issuance under the Plan, and removed from the shares authorized for issuance under the 1997 Plan. Because any such adjustment is share-for-share, the total number of shares issuable under the Plan and the Prior Plans would be unaffected by such adjustments.

Description of the Plan

The Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights and stock awards (as those terms are described below) to employees and directors of the Company and its subsidiaries.  The Company has 899 employees and five non-employee directors, all of whom are eligible to participate in the Plan; however, based on past practice and present policy, it would be reasonable to expect that it will be the Company’s managerial and officer employees (47 individuals) and its five non-employee directors who will receive awards under the Plan. From the inception of the Plan in 2006 to the present, no awards other than stock options have been granted under the Plan. There are no current plans to issue any awards other than stock options; however, the Board and the Compensation Committee have examined the possibility of granting awards of restricted stock, and may do so in the future.

The Board or a Committee of the Board consisting of two or more non-employee directors may administer the Plan.  Currently, the Compensation Committee of the Board administers the Plan.  The Board or the Committee has authority to administer and interpret the Plan and to determine the form and substance of agreements, instruments and guidelines for the administration of the Plan.  The Board or the Committee has authority to determine the employees and directors to be granted stock options under the Plan and to determine the size, type and applicable terms and conditions of such grants.

9

Because the employees and directors who may receive stock option grants and the amount of such grants are determined by the Board or the Committee from time to time, it is not possible to state the names or positions of, or the number of options that may be granted to, such employees and directors of the Company and its subsidiaries.  However, it can reasonably be anticipated that each person nominated for election as a director at the Annual Meeting, and each executive officer of the Company, may at some time in the future receive grants under the Plan. The maximum number of shares of Common Stock that may subject to awards granted to any one individual over the life of the Plan has been 3,000,000, and would be increased by the Amendment to 3,750,000.

The Board or the Committee is authorized to establish, at the time each grant is made, the time or times at which stock options may be exercised and whether all of the stock options become exercisable at one time or in increments over time.  The exercise price of stock options is set by the Board or the Committee at the time of the granting of an option, and will not be less than the fair market value of such shares at the time of grant. It is anticipated that awards will be granted in consideration of the recipients’ continued service with the Company.  In the event of a stock dividend, stock split, reverse stock split or similar capital adjustment, the Plan provides for appropriate adjustments to the number of shares reserved for issuance pursuant to the exercise of stock options, the number of stock options previously granted and the exercise price of stock options previously granted.

The closing price of the Company's Common Stock on the Nasdaq Stock Exchange LLC on April 22, 2015, was $6.80 per share, and the additional 5,000,000 shares to be authorized for issuance under the Plan thus have an aggregate market value of $34,000,000.

The term of stock options granted under the Plan may not be more than ten (10) years from the date of grant.  Options expire upon the earliest to occur of (i) three months following termination of employment, (ii) immediately upon the discharge of an optionee for misconduct that is willfully or wantonly harmful to the Company or any subsidiary, (iii) twelve months after an optionee's death or disability that renders the optionee incapable of continuing employment, (iv) upon the expiration date specified in the optionee's grant agreement, or (v) ten years after the date of grant.

The aggregate exercise price of options may be paid in cash or by cashier’s check, or otherwise as provided in specific option agreements or with the consent of the Committee. The Committee has consented in the past and may consent in the future to “net exercise” of options, that is the payment of the exercise price by surrender to the Company of a portion of the shares acquired upon exercise, valued at the current market price of such shares. Unless otherwise provided by the Board or the Committee administering the Plan, awards granted under the Plan may not be transferred by the optionee or by operation of law other than (i) by will of or by the laws of descent and distribution applicable to a deceased optionee, or (ii) pursuant to a domestic relations order.

The Plan and all rules, guidelines and regulations adopted with respect thereto may be terminated, suspended, modified or amended at any time by action of the Board or the Committee, provided, however, that any increase in the number of shares reserved for issuance pursuant to options granted under the Plan must be approved by the shareholders of the Company.  The Board or the Committee may amend the terms and conditions of outstanding stock options as long as such amendments do not (i) adversely affect the holders of such stock options without such holders' consent, (ii) change the length of the term of such stock options or (iii) change the provisions of such stock options so that they are not permitted under the Plan.

Federal Income Tax Consequences Relating to the Plan

The federal income tax consequences of an optionee's participation in the Plan are complex and subject to change.  The following discussion is a summary of the general rules applicable to stock options.  Recipients of stock options under the Plan should consult their own tax advisors because a taxpayer's particular situation may be such that some variation of the general rules would apply.

Incentive Stock Options

Incentive stock options qualify for favorable tax treatment for the optionee under Section 422 of the Internal Revenue Code of 1986 as amended (the "Code"). Nonqualified stock options are any stock options that do not qualify as "incentive stock options" and will not qualify for any special tax benefits to the optionee.  The federal income tax consequences of an employee's participation in the Plan are discussed below.

10

Optionees will not recognize any income upon either the grant or the exercise of incentive stock options and the Company may not take a deduction for federal tax purposes with respect to such grant or exercise.  Upon the sale of the shares of Common Stock obtained through the exercise of incentive stock options by the optionee, the tax treatment to the optionee and the Company will depend primarily upon whether the optionee has met certain holding period requirements at the time he or she sells the shares.  In addition, as discussed below, the exercise of incentive stock options may subject the optionee to alternative minimum tax liability.

If an optionee exercises incentive stock options and does not dispose of the shares received within two years after the date of the grant of such stock options or within one year after the issuance of the shares to him or her, any gain realized upon disposition will be characterized as long-term capital gain. In such case, the Company will not be entitled to a federal tax deduction. If the optionee disposes of the shares either within two years after the date that the options are granted or within one year after the issuance of the shares to him or her, such disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (i) the fair market value of the shares on the date of exercise minus the exercise price, or (ii) the amount realized on the disposition minus the exercise price, will be taxed as ordinary income to the optionee in the taxable year in which the disposition occurs.  The excess, if any, of the amount realized upon disposition over the fair market value at the time of the exercise of the stock options will be treated as long-term capital gain if the shares have been held for more than one year following the exercise of the stock options.  In the event of a disqualifying disposition, the Company may withhold income taxes from the optionee's compensation with respect to the ordinary income realized by the optionee as a result of the disqualifying disposition.

The exercise of incentive stock options may subject an optionee to alternative minimum tax liability because the excess of the fair market value of the shares at the time incentive stock options are exercised over the exercise price of the stock options is included in income for purposes of the alternative minimum tax, even though it is not included in the taxable income for purposes of determining the regular tax liability of an optionee. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he or she exercises incentive stock options.

In general, there will be no federal income tax deductions allowed to the Company upon the grant, exercise, or termination of incentive stock options. However, in the event an optionee sells or disposes of stock received upon the exercise of incentive stock options in a disqualifying disposition, the Company is entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Code.

Nonqualified Stock Options

Nonqualified stock options granted under the Plan do not qualify for any special tax benefits to the optionee.  An optionee will not recognize any taxable income at the time he or she is granted nonqualified stock options.  Upon the exercise of nonqualified stock options, however, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares acquired over the aggregate option exercise price.  The income realized by the optionee will be subject to income tax withholding by the Company out of the current earnings paid to the optionee.  If such earnings are insufficient to pay the tax, the optionee will be required to make a direct payment to the Company for tax liability.

The optionee's basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of nonqualified stock options will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such stock options.  Upon a disposition of any shares acquired pursuant to the exercise of nonqualified stock options, the difference between the aggregate sale price and the optionee's basis in the shares will be treated as a capital gain or loss and will be characterized as long-term capital gain or loss if the shares have been held for more than one year at the date of their disposition.

In general, there will be no federal tax consequences to the Company upon the grant or termination of nonqualified stock options or a sale or disposition of the shares acquired upon the exercise of nonqualified stock options.  Upon the exercise of nonqualified stock options, however, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT OF THE PLAN.

11

INFORMATION REGARDING THE COMPANY

Leadership Structure

The board of directors is responsible for overseeing the management of the company. Its oversight is aimed at seeing to it that the company’s business is managed to meet our goals, and that the interests of the shareholders are served.

Charles E. Bradley currently serves as both the chairman of the board and our chief executive officer, and is the only member of our board who is not independent of the Company. Largely because of the small number of directors (six members in total), our board has chosen not to designate any individual formally as the lead independent director. Each director retains his full oversight responsibility.

Our board structure supports the independence of our non-management directors. Our audit committee, compensation committee and nominating committee are each composed solely of independent directors. Our bylaws provide that any two directors have the authority to call meetings of the board of directors, as do specified officers, including the president and the secretary. To enhance the possible use of that authority by independent directors, the corporate secretary is under standing instructions to call a meeting at the instance of any one director.

The board believes that combining the chairman and chief executive officer positions is currently the most effective leadership structure given Mr. Bradley’s in-depth knowledge of our business and industry and his demonstrated ability to formulate and implement strategic initiatives. Mr. Bradley is continuously involved in developing and implementing our strategies, working closely with the company’s other senior executives to seek continued disciplined growth and excellence in operations. His close involvement in management places Mr. Bradley in the best position to decide which business issues require consideration by the independent directors of the board. In addition, having a combined chairman and chief executive officer enables us to speak with a unified voice to shareholders, customers and others concerned with our company. The board believes that combining the chief executive and chairman roles, as part of a governance structure that includes oversight of management responsibilities by independent directors, provides the preferred system for meeting the requirement that the Company be managed in the best interest of our shareholders.

Risk Oversight

The board’s overall responsibility for directing the management of the company includes risk oversight. The risk oversight function is performed at the board level, and by the Audit and Compensation Committees.

The board of directors as a whole in its regular meetings discusses and considers the risk inherent in the existing business of the Company and in proposed initiatives. Because the Company’s business consists of extending consumer credit to individuals believed to be of higher risk than others (sub-prime credit), the assessment of the risk assumed in such extensions of credit is a primary consideration on the part of the board. Risk oversight is also a key function of the Audit and Compensation Committees.

The principal risk management function performed by the Audit Committee is the ongoing assessment of the credit estimates and allowances periodically recorded in the Company’s books. The committee reviews that assessment regularly. Other risk assessments performed by the Audit Committee include assessments of contingent liabilities, and of other reserves and allowances.

The principal risk management functions performed by the Compensation Committee are its setting and evaluation of objectives for the chief executive officer, in connection with its administration of the executive management bonus plan. The committee recognizes that the company’s business of extending subprime credit inherently includes a conflict between growing the business and managing the risk of credit losses: one means to increase the company’s business is to offer credit on terms that are priced too low for the risk assumed. The Compensation Committee manages that risk by insisting that objectives to grow the business are qualified by a mandate that credit quality be maintained at appropriate levels. To some extent, such risk management is shared with the Audit Committee, which performs the primary oversight of whether credit risk assumed is reflected with adequate allowances in the company’s financial statements.

12

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed with CPS management the Compensation Discussion and Analysis contained in this report. Based on such review and discussions and relying thereon, we have recommended to the Company's Board of Directors that the Compensation Discussion and Analysis set forth below be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

THE COMPENSATION COMMITTEE

Chris A. Adams (chairman)               William B. Roberts                 Daniel S. Wood

Compensation Discussion and Analysis

2014 Say-on-Pay Advisory Vote Outcome

The Compensation Committee annually considers the results of the most recent advisory vote by shareholders to approve executive officer compensation. In the 2014 advisory vote, 93.3% of the voted shares approved the compensation of our named executive officers, and the Compensation Committee interprets that vote as a reason to retain the existing design purposes and structure of our executive compensation programs. The Compensation Committee will continue to consider the results from future shareholder advisory votes regarding executive officer compensation in its future administration of executive compensation.

Compensation Objectives

The Company's objectives with respect to compensation are several.  The significant objectives are to cause compensation (i) to be sufficient in total amount to provide reasonable assurance of retaining key executives, (ii) to include a significant contingent component, so as to provide strong incentives to meet designated Company objectives, and (iii) to include a significant component tied to the price of the Common Stock, so as to align management's incentives with shareholder interests.  The compensation committee ("Committee") of the Company's Board of Directors is charged with administering the Company’s compensation plans to meet those objectives.  To the extent that elements of compensation would not advance such objectives, or would do so less effectively than would other elements, the Committee seeks to avoid paying compensation in those forms.

Role of the Compensation Committee and the chief executive officer

Our Board of Directors has authorized the Compensation Committee, which is composed solely of independent directors, to make all decisions regarding executive compensation, including administration of our compensation plans. In that regard, the Compensation Committee:

•	Reviews and discusses with management the factors underlying our compensation policies and decisions, including overall compensation objectives;
•	Reviews and approves all company goals and objectives (both financial and non-financial) relevant to the compensation of the chief executive officer;
•	Evaluates, together with the other independent directors, the performance of the chief executive officer in light of these goals and objectives and that individual’s overall effectiveness;
•	Fixes and approves directors each element of the compensation of the chief executive officer;
•	Reviews the performance evaluations of all other members of executive management (the chief executive officer prepares and presents to the Compensation Committee the performance evaluations of the other executive officers);
•	Reviews and approves each element of compensation, as well as the terms and conditions of employment, of those other executive officers;
•	Grants awards under our equity compensation plans and oversees the administration of those plans; and
•	Reviews the costs and structure of our key employee benefit and fringe-benefit plans and programs.

The Compensation Committee is authorized to form subcommittee(s) and to retain experts and consultants to assist in the discharge of its responsibilities. To date it has not done so.

13

The chief executive officer, who attends the January meeting of the Compensation Committee by invitation of the Committee’s chairman, assists the Committee in determining the compensation of our other executive officers by, among other things:

•	Proposing annual merit increases to the base salaries of the other executive officers;
•	Establishing annual individual performance objectives for the other executive officers and evaluating their performance against such objectives (the Committee reviews these performance evaluations); and
•	Making recommendations, from time to time, for special stock option and restricted stock grants (e.g., for motivational or retention purposes) to other executive officers.

The other executive officers do not have a role in determining their own compensation, other than to discuss their annual individual performance objectives and results achieved with the chief executive officer.

Our Overall Approach

The Committee has put into place a compensation system consisting of three key components: base salary, an annual cash bonus pursuant to an incentive plan, and long-term equity incentives in the form of stock options.

The table below provides comparative information regarding the components of our year 2014 executive compensation program. We are applying the same elements in our executive compensation program for the year 2015.

Element	Form	Objectives and Basis
Base Salary	Cash	• Attract and retain high quality personnel • Targeted to be superior to compensation offered by our competitors
Annual Incentive Bonus	Cash

•        Achieve objectives set annually

•        Annual bonus amount is set and computed as a percentage of base salary

•        Actual payout determined by Company and individual performance

•        Target total cash (base salary + target bonus) designed to be superior to compensation offered by our competitors

Long-Term Incentive Compensation	Stock options

•        Align interests of executives with those of shareholders;

•        Target long-term incentive award size designed to retain executives through long-term vesting and the potential for wealth accumulation, contingent on benefit to the shareholders

The Committee has from time to time considered providing additional elements of executive compensation.  It has considered elements such as restricted stock awards, restricted stock units, compensation contingent on a change in control, defined benefit pension plans, deferred cash compensation, and supplemental retirement plans (supplemental in the sense that they exceed the limits for tax advantaged treatment).  To date, the Committee has elected not to pay compensation in such forms, having determined that the Company's objectives are better met by one or more of the elements of compensation that it does pay.

Regarding restricted stock and restricted stock units, the Committee has noted that any form of equity equivalent to or closely tied to common stock does serve to meet the objective of aligning officers' personal interest with that of the shareholders generally.  The Committee believes, however, that the objective is better met by grants of stock options than by grants of share equivalents, because recipients of the grants will face the same degree of variance in results at a lesser cost to the Company, when option grants are compared to grants of restricted stock units. Further, unlike restricted stock, option grants will not provide a reward to the holder absent an improvement over time in the Company’s stock price.  The committee has elected not to provide material perquisites as compensation, having determined that cash is a better medium of exchange.

Regarding compensation that would be payable contingent on a change in control of the Company, the Committee believes that there are certain legitimate objectives to be met by such contingent compensation.  As of the date of this proxy statement, however, no such contingent compensation plans are in place.  Regarding defined benefit pension plans, deferred cash compensation and supplemental retirement plans, the Committee believes that the Company's retention objective is better met by straight cash payments, whether in the form of base salary or in the form of bonus compensation.  In particular with respect to plans for deferred compensation, the Committee believes those make sense for the Company and for the recipient only on the basis of assumptions regarding future tax rates payable by each. Having no assurance that such assumptions would be correct, the Committee has chosen not to put into place any special deferred compensation programs for the company’s executive officers. Those officers do participate in a company-sponsored tax-deferred savings plan, commonly known as a 401(k) plan, on the same terms available to company employees generally.

14

The Committee may in the future revisit its conclusions as to any of the components discussed above, or may consider other forms of compensation.

The Base Salary Element

With respect to the retention objective, the Committee considers an executive's base salary to be the most critical component.  Acting primarily on the basis of recommendations of the chief executive officer, the Committee adjusts other officers' base salaries annually, with the adjustment generally consisting of a 3% to 10% increase from the prior year's rate.  Where exceptional circumstances apply, such as recruitment of a new executive officer, a promotion to executive officer status or a special need to retain an individual officer, the chief executive officer may recommend, and the Committee may approve, a larger increase.

The Company's general approach in setting the annual compensation of its named executive officers is to set those officers’ base compensation by reference to their base rates for the preceding year.  During the year ended December 2014, the Company's chief executive officer, Charles E. Bradley, Jr., received $965,000 in base salary.  In setting that rate in January 2014, the Committee considered the base salary rate that the Company had paid in the prior year ($940,000), the desirability of providing an annual increase (which in this case was approximately 3%), the desirability of ensuring retention of the services of the Company's incumbent chief executive officer, and the levels of chief executive officer compensation prevailing among other financial services companies. The Committee also considered it desirable to keep the individual’s base rate below the limit established by Section 162(m) of the Internal Revenue Code.

The Annual Incentive Bonus (EMB) element

To encourage executive officers and key management personnel to exercise their best efforts and management skills toward causing the Company to meet its overall objective, and toward achieving designated specific individual objectives, the Company has implemented an Executive Management Bonus Plan, with annual payouts.  Under the Company's bonus plan as applied to the year ended December 2014, the Company’s three executive vice presidents (each of whom is among the named executive officers) were eligible to receive a cash bonus of up to 160% of their base salaries, and the Company’s senior vice presidents (one of whom is among the named executive officers) were eligible to receive a cash bonus of up to 120% of their base salaries.  The chief executive officer was eligible to receive a cash bonus of up to 475% of his base salary. The implementation of this element for the year 2014 is discussed below.

The Long-Term Incentive Compensation Element

The Committee also awards incentive and non-qualified stock options under the Company's stock option plans.  Such awards are designed to assist in the retention of key executives and management personnel and to create an incentive to create shareholder value over a sustained period of time. The Company believes that stock options are a valuable tool in compensating and retaining employees.  During the year ended December 31, 2014, the Committee granted stock options to the Company's executive officers.  All such grants were awarded in July 2014, and all carry exercise prices equal to the market price for the Company's common stock at the date of grant.  The terms of such options are described above, under the caption "Grants of Plan-Based Awards in Last Fiscal Year."  The numbers of shares made subject to each of the option grants were based on various factors relating to the responsibilities of the individual officers and to the extent of previous grants to such individuals.

Because the exercise price of all options granted is equal to or above the fair market value of the Company's common stock on the date of grant, the option holders may realize value only if the stock price appreciates from the price on the date the options were granted.  This design is intended to focus executives on the enhancement of shareholder value over the long term.

Other Elements

The Company also maintains certain broad-based employee benefit plans, such as medical and dental insurance, and a qualified defined contribution retirement savings plan (401(k) plan), in which executive officers are permitted to participate.  Such officers participate on the same terms as non-executive personnel who meet applicable eligibility criteria, and are subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans.  The Company does not maintain any form of defined benefit pension or retirement plan in which executive officers may participate, nor does it maintain any form of supplemental retirement savings or supplemental deferred compensation plan.

15

Exercise of Discretion

In exercising its discretion as to the level of executive compensation and its components, the Committee considers a number of factors. Members of the Committee conduct informal surveys of compensation paid to comparable executives within and without the consumer finance industry. The Committee finds these data useful primarily in evaluating the overall level of compensation paid or to be paid to the Company's executive officers.  Financial factors considered with respect to the year ended December 31, 2014 included the Company's increases in earnings, revenue and originations, and its having increased its servicing portfolio.  Most important, the Committee noted that the Company met and exceeded its budget objectives for the year.  Operational factors considered included individual and group management goals; indicators of the performance and credit quality of the Company's servicing portfolio, including levels of delinquencies and charge-offs; and indicators of successful management of personnel, including employee stability.  All of such factors are assessed with reference to the judgment of the Committee as to the degree of difficulty of achieving desired outcomes.  With respect to payment of annual bonuses and grants of stock options, the Committee also takes note of factors relating to the degree of the Company's success over the most recent year.

Specific Objectives and Evaluation

In the first quarter of 2014 the compensation committee designated specific objectives with respect to the chief executive officer to be accomplished within the year 2014, and fixed weights to be associated with each such objective. The chief executive officer proposed to the committee specific annual objectives with respect to each other executive officer of the company, which the committee, after making certain modifications, approved.  These objectives and the Committee’s administration of the annual incentive bonus element of compensation are discussed in detail below, under the heading “ - Grants of Plan-Based Awards in Last Fiscal Year - Executive Management Bonus Plan.”

Grants of Options

The Committee's award of stock options to the Company's officers in July 2014 included option grants to the chief executive officer and the other named executive officers.  In determining the appropriate level of such grant, the Committee considered the long-term performance of the chief executive officer and the desirability of providing significant incentive for future performance, as well as the desirability of ensuring that officer's continued retention by the Company, and the various factors noted above with respect to option grants generally. These grants and the Committee’s administration of the long-term incentive element of compensation are discussed in detail below, under the heading “-Grants of Plan-Based Awards in Last Fiscal Year – Equity Incentives.”

Compensation Committee Interlocks and Insider Participation

The Compensation Committee comprises non-employee directors Chris Adams (chairman), William Roberts and Daniel Wood. As discussed below under the heading “Certain Transactions – Subordinated Notes,” to which discussion the reader is directed, Mr. Roberts holds $4,000,000 of subordinated notes issued by the Company. The board of directors has considered whether such holdings would reasonably be expected to impair Mr. Roberts’ exercise of independent judgment, and has concluded that his independence is not impaired. In coming to that conclusion, the board noted that the Company’s repayment obligation is subordinated to all other debt of the Company, creating a near-alignment of interest with the holders of common stock, and also noted Mr. Roberts’ substantial beneficial ownership of Company common stock.

16

Summary of Compensation

The following table summarizes all compensation earned during the three fiscal years ended December 31, 2014 by the Company's chief executive officer, its chief financial officer, and the other three most highly compensated individuals (such five individuals, the "named executive officers") who were serving in such position or as executive officers at any time in 2014. It lists their names, the principal positions in which they served in those years, and each component of compensation paid with respect to those years.

Summary Compensation Table

Name and Principal Position	Year	Salary	Non-Equity Incentive Plan Compensation	Option Awards (1)	All Other Compensation (2)	Total
Charles E. Bradley, Jr.	2014	$965,000	$ 2,600,000	$ 843,000	600	$4,408,600
President & Chief	2013	940,000	2,303,000	2,627,900	600	5,871,500
Executive Officer	2012	900,000	1,925,000	456,370	600	3,281,970
Jeffrey P Fritz	2014	352,000	362,400	505,800	600	1,220,800
Executive Vice President	2013	335,000	317,000	630,696	600	1,283,296
& Chief Financial Officer	201	325,000	228,000	48,918	600	602,518
Michael T. Lavin	2014	376,000	441,000	365,300	600	1,182,900
Executive Vice President	2013	348,000	345,000	703,632	600	1,397,232
& Chief Legal Officer	2012	325,000	274,000	48,918	10,756	658,674
Robert E. Riedl (3)	2014	400,000	394,800	252,900	600	1,040,500
Executive Vice President	2013	385,000	368,000	703,632	600	1,457,232
& Chief Operating Officer	2012	374,000	287,000	48,918	600	710,518
Curtis K Powell	2014	341,000	294,000	168,600	600	804,200
Senior Vice President	2013	331,000	306,500	630,696	600	1,268,796
- Special Projects	2012	315,000	234,000	48,918	600	598,518

(1)	Represents the dollar value of accrued for financial accounting purposes in connection with the grant of such options, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in such valuation are discussed in our financial statements, at note 1, under the heading “Stock Option Plan.”
(2)	Amounts in this column represent (a) any cash payout of accrued and unused vacation time, and (b) premiums paid by the Company for group life insurance, in the amount of $600 for each of the named executive officers.
(3)	Mr. Riedl resigned his employment and offices with the Company on April 20, 2015.

Grants of Plan-Based Awards in Last Fiscal Year

Equity Incentives

In the year ended December 31, 2014, we did not grant any stock awards or stock appreciation rights to any of our named executive officers.  We granted options to substantially all of our management level employees on July 28, 2014. The option grants noted in the tables above and below were awarded to the named executive officers as part of those grants. We also granted awards under our Executive Management Bonus Plan, which were evaluated in January and February of 2015, and have been paid. The amounts paid are shown in the table above (Summary Compensation Table) as “Non-Equity Incentive Plan Compensation.”

In the July 2014 grant, the chief executive officer received an option to purchase 300,000 shares of the Company's common stock at the market closing price ($6.59 per share) on the date of grant, with such right to purchase to become exercisable in increments of 25% on each of the first through fourth anniversaries of the grant date, and to expire on the seventh anniversary. Each of the other executive officers of the Company received a grant at that time on the same terms. Mr. Fritz, Mr. Lavin and Mr. Riedl received such a grant with respect to 180,000 shares, 130,000 shares and 150,000 shares, respectively, one individual promoted within 2014 to executive officer level received such a grant with respect to 120,000 shares, and the other executive officers of the Company each received such a grant with respect to 60,000 shares.

17

The table below provides information regarding the two awards granted to each of the named executive officers in 2014.

Grants of Plan-Based Awards

	Estimated future payouts under non-equity incentive plan awards
Name	Threshold	Target	Maximum	Grant Date	Number of Shares Underlying Options	Exercise Price	Grant Date Fair Value
Mr. Bradley	--	--	--	7/28/2014	300,000	$6.59	$843,000
	$ --	$4,583,750	$4,583,750	--	--	--	--
Mr. Fritz	--	--	--	7/28/2014	180,000	$6.59	505,800
	$ --	563,200	563,200	--	--	--	--
Mr. Lavin	--	--	--	7/28/2014	90,000	$6.59	252,900
	$ --	601,600	601,600	--	--	--	--
Mr. Riedl	--	--	--	7/28/2014	130,000	$6.59	365,300
	$ --	640,000	640,000	--	--	--	--
Mr. Powell	--	--	--	7/28/2014	60,000	$6.59	168,600
	$ --	409,200	409,200	--	--	--	--

The “target” and “maximum” figures appearing in the table above represent the maximum cash payout under the individual executives’ Executive Management Bonus Plan awards as of the date the incentive was fixed. The actual payout to each individual named in the table above has been determined and paid prior to the date of this proxy statement. That amount was in each case less than the maximum. The respective actual payments are described below, and appear above in the Summary Compensation Table under the heading “Non-Equity Plan Compensation.” Because each non-equity incentive plan award has been settled and paid, the future payout under such awards as of the date of this proxy statement is in each case zero. The “grant date fair value” figures appearing in the table above are computed as described in note 1 to the Summary Compensation Table.

Executive Management Bonus Plan

The Executive Management Bonus Plan award granted to the chief executive officer, Mr. Bradley, called for him to meet as many as possible of twelve separate operational and financial objectives within the year 2014. The Compensation Committee assigned to each of those objectives a value as a percentage of base salary. The objectives and their weightings were as follows: to meet the Company’s quarterly budgeted earnings (25% each quarter, total of 100%), to increase the Company’s monthly originations of receivables to each of four targets (60% in the aggregate, creditable in increments of 15% for reaching monthly levels of $65 million, $70 million, $75 million and $80 million), to settle two contingencies on satisfactory terms (20% each, total of 40%), to cause the Company’s common stock to trade in excess of each of four targets (50% in the aggregate, creditable in increments of 10% for reaching prices of $8.50, $9.00, $9.50, $10.00, and $10.50 per share), to obtain coverage from two equity analysts (25% each, 50% total), to open new residual and warehouse financing facilities (20% and 30%, respectively, 50% total), to obtain improved rating agency opinion as to expected losses of Company receivables to each of three targets (15% each, 45% total), to repay specified outstanding debt (30%), to acquire a material new servicing portfolio (30%), and to simplify the Company’s senior management structure (20%). The total of the twelve weightings is 475%; accordingly, the target and maximum possible value to that officer of the award was 475% of his base salary for 2014.

In January and February 2015, the committee evaluated the chief executive’s performance in comparison to the goals. The Compensation Committee determined that the budget objective was met in each quarter of 2014, and credited the chief executive with the full value of 100%. It determined that we increased our originations volume to in excess of $80 million per month while maintaining credit quality, representing creditable performance in the amount of the full target of 60%. The committee noted that we did settle each of the specified contingencies on acceptable terms, for a valuation of 40%, but that we did not acquire a portfolio, and therefore assigned zero value to the acquisition objective. The committee noted that our common stock had not traded above any of the targets, representing 0%, but that equity analyst coverage was obtained, representing creditable performance of 50%.

18

The company did not open new residual or warehouse financing facilities, nor did we obtain improved rating agency opinions regarding expected losses. The committee allocated zero credit toward those objectives. The committee determined that the Company had repaid the specified outstanding debt and that the Company’s senior management structure had been properly simplified, for aggregate additional credit of 50%.

The aggregate valuation of all creditable performance for the chief executive officer was thus 300%, which would imply a bonus payment under our Executive Management Bonus Plan of $2,895,000. The committee elected to pay a bonus of less than the maximum creditable percentage, in the amount of $2,600,000, representing 269% of our chief executive’s base salary.

The Executive Management Bonus Plan awards granted to named executive officers other than the chief executive officer are evaluated on a more subjective basis, and were set by the Compensation Committee in consultation with and on the recommendation of the chief executive officer. Factors used in determining the amount of bonus for the named executive officers who are executive vice presidents of the Company are these: (I) an evaluation of the executive’s skills and performance (25%), (II) whether the executive has met three individual objectives approved by the compensation committee (24% in aggregate), (III) whether the Company as a whole has met or exceeded budget targets (12.5%), (IV) a subjective evaluation of the officer's performance (50%), and (V) a discretionary allocation recommended by the chief executive officer and approved by the compensation committee (48.5%).  Numerical scores are assigned to each of these factors, up to the maximum percentages stated above, and can result in a maximum bonus of 160% of base compensation. The same factors are applied in determining the amount of annual bonus for executive officers who are senior vice presidents of the Company, with each factor carrying 75% of the weight applicable to executive vice presidents, resulting in a maximum bonus of 120% of base compensation.

Following the end of the year 2014, our compensation committee evaluated each named executive officer’s performance in relation to these standards and goals. The Company met its overall budget target, and each officer accordingly received full credit with respect to that 12.5% target (10% in the case of Mr. Powell, whose aggregate maximum was 120%).

With respect to the individual factors, the compensation committee, acting in part on the advice of our chief executive officer, determined that creditable performance for 2014 for each named executive officer other than the chief executive officer was as set forth below:

	Maximum percentage	Creditable percentage	Base Salary	Result (rounded to nearest $100)
Mr. Fritz	160%	103.0%	$352,000	$362,400
Mr. Lavin	160	117.2	376,000	441,000
Mr. Riedl	160	98.7	400,000	394,800
Mr. Powell	120	86.2	341,000	294,000

On that basis, the Compensation Committee approved payments to these named executive officers in the amounts shown in the rightmost column.

Outstanding Equity Awards at Fiscal Year-end

The following table sets forth as of December 31, 2014 the number of unexercised options held by each of the named executive officers, the number of shares subject to then exercisable and unexercisable options held by such persons and the exercise price and expiration date of each such option. Each option referred to in the table was granted at an option price per share no less than the fair market value per share on the date of grant. None of such individuals holds a stock award; accordingly, only information concerning option awards is presented.

19

Name	Number of securities underlying unexercised options (exercisable)	Number of securities underlying unexercised options (unexercisable)		Option exercise price	Option expiration date
Charles E. Bradley, Jr.	120,000	–		$1.50	4/29/2015
	40,000	–		$1.50	12/30/2015
	80,000	–		$1.50	10/25/2016
	120,000	–		$1.50	2/27/2017
	40,000	–		$1.50	7/30/2017
	40,000	–		$1.50	1/30/2018
	120,000	–		$0.77	5/13/2019
	40,000	10,000	(1)	$1.81	4/27/2020
	200,000	–		$1.19	12/31/2020
	60,000	40,000	(2)	$1.03	6/23/2021
	83,333	–		$1.75	11/23/2021
	250,000	–		$1.75	11/23/2021
	166,666	–		$1.50	11/23/2021
	60,000	40,000	(3)	$0.95	11/23/2021
	56,000	84,000	(4)	$1.20	4/3/2022
	24,000	36,000	(5)	$1.94	7/16/2022
	100,000	–		$3.72	11/8/2022
	50,000	200,000	(6)	$6.86	2/1/2023
	50,000	200,000	(7)	$7.97	5/7/2023
	–	300,000	(8)	$6.59	7/28/2021

Jeffrey P. Fritz	80,000	–		$1.50	4/29/2015
	20,000	–		$1.50	12/30/2015
	40,000	–		$1.50	10/25/2016
	10,000	–		$1.50	2/27/2017
	20,000	–		$1.50	7/30/2017
	20,000	–		$1.50	1/30/2018
	60,000	–		$0.77	5/13/2019
	20,000	5,000	(1)	$1.81	4/27/2020
	30,000	20,000	(2)	$1.03	6/23/2021
	14,400	21,600	(4)	$1.20	4/3/2022
	5,600	8,400	(5)	$1.94	7/16/2022
	12,000	48,000	(6)	$6.86	2/1/2023
	12,000	48,000	(7)	$7.97	5/7/2023
	–	180,000	(8)	$6.59	7/28/2021

Robert E. Riedl	40,000	–		$1.50	4/29/2015
	20,000	–		$1.50	12/30/2015
	40,000	–		$1.50	10/25/2016
	10,000	–		$1.50	2/27/2017
	20,000	–		$1.50	7/30/2017
	20,000	–		$1.50	1/30/2018
	60,000	–		$0.77	5/13/2019
	20,000	5,000	(1)	$1.81	4/27/2020
	30,000	20,000	(2)	$1.03	6/23/2021
	60,000	40,000	(3)	$0.95	11/23/2021
	14,400	21,600	(4)	$1.20	4/3/2022
	5,600	8,400	(5)	$1.94	7/16/2022
	15,000	60,000	(6)	$6.86	2/1/2023
	12,000	48,000	(7)	$7.97	5/7/2023
	–	90,000	(8)	$6.59	7/28/2021

20

Michael T. Lavin	–	5,000	(1)	$1.81	4/27/2020
	–	20,000	(2)	$1.03	6/23/2021
	10,000	20,000	(3)	$0.95	11/23/2021
	–	21,600	(4)	$1.20	4/3/2022
	–	8,400	(5)	$1.94	7/16/2022
	15,000	60,000	(6)	$6.86	2/1/2023
	12,000	48,000	(7)	$7.97	5/7/2023
	–	130,000	(8)	$6.59	7/28/2021

Curtis K. Powell	20,000	–		$1.50	12/30/2015
	40,000	–		$1.50	10/25/2016
	10,000	–		$1.50	2/27/2017
	20,000	–		$1.50	7/30/2017
	20,000	–		$1.50	1/30/2018
	24,000	–		$0.77	5/13/2019
	20,000	5,000	(1)	$1.81	4/27/2020
	30,000	20,000	(2)	$1.03	6/23/2021
	10,000	–		$1.75	11/23/2021
	10,000	–		$1.50	11/23/2021
	10,000	–		$1.50	11/23/2021
	14,400	21,600	(4)	$1.20	4/3/2022
	5,600	8,400	(5)	$1.94	7/16/2022
	12,000	48,000	(6)	$6.86	2/1/2023
	12,000	48,000	(7)	$7.97	5/7/2023
	–	60,000	(8)	$6.59	7/28/2021

(1) Exercisable in full on April 27, 2015.

(2) Exercisable as to additional increments of 20% of the total underlying shares on June 23, 2015 and 2016.

(3) Exercisable as to additional increments of 20% of the total underlying shares on November 23, 2015 and 2016.

(4) Exercisable as to additional increments of 20% of the total underlying shares on April 3, 2015, 2016 and 2017.

(5) Exercisable as to additional increments of 20% of the total underlying shares on July 16, 2015, 2016 and 2017.

(6) Exercisable as to additional increments of 20% of the total underlying shares on February 1, 2015, 2016, 2017 and 2018.

(7) Exercisable as to additional increments of 20% of the total underlying shares on May 7, 2015, 2016, 2017 and 2018.

(8) Exercisable as to cumulative increments of 25% of the total underlying shares on July 28, 2015, 2016, 2017 and 2018.

Option Exercises in Last Fiscal Year

Each of the named executive officers exercised stock options during 2014. The table below shows the realized value, the number of options exercised, and the date(s) of the exercise transaction(s). None of our officers hold stock awards; accordingly, no stock awards vested during 2014.

Option Exercises and Stock Vested

	Value realized on exercise (1)	Number of shares acquired on exercise	Date of Exercise
Mr. Bradley	$1,356,000	240,000	4/25/2014
Mr. Fritz	155,100	30,000	10/3/2014
Mr. Lavin	325,188	53,000	7/23/2014
Mr. Riedl	624,800	80,000	1/2/2014
Mr. Powell	387,480	56,000	7/15/2014

(1) The value realized is the difference between the fair market value of the Company’s common stock on the date of exercise (the closing price reported by Nasdaq) and the exercise price of the option.

Executive Management Bonus Plan (Non-equity Incentive Plan)

The salary and cash bonus of the named executive officers are determined by the Compensation Committee. The compensation appearing in the Summary Compensation Table above under the caption "Non-Equity Incentive Plan Compensation" is paid pursuant to an executive management bonus plan (the “EMB Plan”).   The EMB Plan is administered by the Compensation Committee. Among other things, the Compensation Committee selects participants in the EMB Plan from among the Company’s executive officers and determines the performance goals, target amounts and other terms and conditions of awards under the EMB Plan. With respect to officers other than the chief executive officer, determinations of base salary and of criteria relating to the EMB Plan are based in part on evaluations of such officers prepared by the chief executive officer, which are furnished to and discussed with the Compensation Committee.

21

Director Compensation

Throughout 2014, we paid our non-employee directors a retainer of $5,167 per month, with an additional fee of $500 per month for service on a board committee ($1,000 for a committee chairman).  Non-employee directors also received per diem fees of $1,000 for attendance in person at meetings of the board of directors, or $500 for attendance by telephone. No per diem fees are paid for attendance at committee meetings.  The Board in 2014 approved issuance to each non-employee director of options to purchase an aggregate of 30,000 shares. The exercise prices of all such options are the closing price of the Company’s common stock on the date of grant, which was $6.59 per share. The following table summarizes compensation received by our directors for the year 2014:

Name of Director	Fees Earned or Paid in Cash (1)	Option Awards (2)	Total
Chris A. Adams	$84,004	$50,400	$134,404
Charles E. Bradley, Jr. (3)	-	-	-
Brian J. Rayhill	90,004	50,400	140,404
William B. Roberts	71,004	50,400	121,404
Gregory S. Washer	83,004	50,400	133,404
Daniel S. Wood	89,504	50,400	139,904

(1) This column reports cash compensation earned in 2014 for Board and committee service.

(2) This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2014 fiscal year for the fair value of stock options granted to the directors in 2014.  The fair value was estimated using the Black-Scholes option-pricing model in accordance with SFAS 123R.  The weighted average fair value per option was $1.68, based on assumptions of 1.53 years expected life, expected volatility of 52.5%, expected dividend yield of 0.0%, and a risk-free rate of 0.34%. In addition to the stock option awards granted in 2014, our directors held at December 31, 2014 option awards granted in previous years. The total options held at December 31, 2014 represent the right to purchase shares as follows: Mr. Bradley, 2,609,999 shares; Mr. Adams, 160,000 shares; Mr. Rayhill, 307,000 shares; Mr. Roberts, 30,000 shares; Mr. Washer, 150,000 shares; and Mr. Wood, 185,000 shares.

(3) Mr. Bradley's compensation as chief executive officer of the Company is described elsewhere in this report. He received no additional compensation for service on the Company's Board of Directors.

Pension Plans

The Company's officers do not participate in any pension or retirement plan, other than a tax-qualified defined contribution plan (commonly known as a 401(k) plan).

Each of the named executive officers is employed "at will" by the Company, and none has an employment contract. The Compensation Committee has considered entering into agreements with one or more of the Company's officers that might pay additional compensation following a change in control, and may authorize such agreement(s) in the future, but no such agreements are in place as of the date of this proxy statement.

Potential Payments Upon Termination or Change of Control

This section provides information regarding payments and benefits to the named executive officers that would be triggered by termination of the officer’s employment (including resignation, or voluntary termination; severance, or involuntary termination; and retirement) or a change of control of the Company.

Each of the named executive officers is an at-will employee and, as such, does not have an employment contract. In addition, if the officer’s employment terminates for any reason other than a change of control of the Company, any unvested stock options are terminated, and vested options become subject to accelerated expiration: ordinarily three months following separation from service, or twelve months in the case of disability, retirement or death. Accordingly, there are no payments or benefits that are triggered by any termination event (including resignation and severance) other than in connection with a change of control of the Company.

22

Benefits Triggered by Change of Control or Termination after Change of Control

Our stock option plans provide that each employee of ours who holds outstanding unexpired options under our stock option may have the right to exercise such options following a change of control of the Company, without regard to the date such option would first be exercisable. Each of the named executive officers holds such options. The “acceleration” of options is mandatory following certain changes of control, and subject to the discretion of the Compensation Committee following certain others. Acceleration is mandatory in the event of (i) the sale, or other disposition of substantially all of the Company’s assets, or (ii) a merger or similar transaction in which shareholders of the Company hold less than 50% of the shares of the surviving entity; provided, however, that acceleration following a merger or similar transaction is mandatory only if the holder suffers a Qualifying Termination (defined below) within one year following the transaction, or if the surviving entity does not provide the holder with an equivalent award. Acceleration is also mandatory if a holder suffers a Qualifying Termination within one year following (iii) a change within a three-year period in the membership of a majority of the board of directors (excluding changes recommended by the board), or (iv) a person’s acquisition of outstanding voting securities of the Company, other than directly from the Company and without approval of the board, resulting in that person’s having beneficial ownership of greater than 25% of the Company.

Under our stock option plans, the Compensation Committee may exercise its discretion to provide for acceleration under other circumstances than those described above with respect to any particular stock option or class of stock options. The committee would expect to exercise its discretion with the intention of preserving the value of the stock option award. To date, such discretion has not been exercised. A “Qualifying Termination” is a termination of the holder’s employment by the Company other than for cause, disability or death, or by the holder for “good reason” (principally relating to a material diminution in the holder’s authority, compensation or responsibilities, or a relocation of greater than 50 miles). The preceding description applies to options held by officers and employees. Options issued to non-employee directors accelerate without the exercise of discretion upon any of the four categories of change of control described above.

The following table quantifies for each named executive officer the value of his unvested stock options, the vesting of which could be accelerated upon a change of control (assuming that the change of control occurred on December 31, 2014, and using as the value of the shares underlying such options the closing market price on December 31, 2014, which was $7.36):

Name	Value of Unvested Stock Options (1)
Mr. Bradley	$1,608,660
Mr. Fritz	495,534
Mr. Lavin	591,234
Mr. Riedl	688,634
Mr. Powell	403,134

(1)	Represents the difference between the closing market price per share of the Company’s common stock on December 31, 2014 (which was $7.36) and the exercise price of each unvested option held by the officer as of December 31, 2014.

Policies

Stock Ownership, Hedging and Pledging. Our board of directors and compensation committee have considered whether to establish a minimum stock ownership goal for members of our senior management. We have elected not to do so, considering that such a policy would either be strict and mandatory, in which case it would undermine the compensatory objectives of our equity compensation plans, or would be merely hortatory, in which case it could be expected to have little effect. We’ve also noted that the multiyear vesting terms of the equity incentives granted under our plans have the effect of aligning our executives’ individual personal financial incentives with the future price performance of the Company’s stock.

As part of our comprehensive compliance policy, we remind all company executive officers of the mandatory legal prohibition on selling short company shares. We also prohibit company executive officers from entering into transactions that would have the effect of causing those individuals to benefit from a decline in the price of the company stock, such as the purchase of “put” options. We prohibit such “hedging” transactions but we do not find it appropriate to prohibit our executive officers from pledging their shares of company stock as security for a loan. We believe that the beneficial incentives of owning company stock remain substantially the same with or without such a pledge.

23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth the number and percentage of shares of the our Common Stock (our only class of voting securities) owned beneficially as of the March 19, 2015, the record date, by (i) each person known to us to own beneficially more than 5% of the outstanding Common Stock, (ii) each nominee for election as director and each named executive officer, and (iii) all of our director nominees and executive officers, as a group. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares shown as beneficially owned by such persons.  Except as otherwise noted, each person named in the table has a mailing address at 3800 Howard Hughes Parkway, Suite 1400, Las Vegas, Nevada 89169.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Charles E. Bradley, Jr.	3,762,914		12.7%
Chris A. Adams	249,202		1.0%
Brian J. Rayhill	327,000		1.3%
William B. Roberts	750,000		2.8%
Gregory S. Washer	502,701		1.9%
Daniel S. Wood	347,144	(2)	1.3%
Jeffrey P. Fritz	460,200		1.8%
Michael T. Lavin	358,834		1.4%
Robert E. Riedl	575,033		2.2%
Curtis K. Powell	453,671		1.7%
All directors, nominees and executive officers combined (16 persons)	9,610,450	(3)	27.2%
Citigroup Financial Products Inc., 388 Greenwich Street, New York, NY 10013	2,013,438	(4)	7.3%
Second Curve Capital, 237 Park Avenue, 9th Floor, New York, New York 10017	2,088,743	(5)	7.5%

(1)	Includes certain shares that may be acquired within 60 days after March 19, 2015 from the Company upon exercise of options, as follows: Mr. Bradley, 1,837,999 shares; Mr. Adams, 160,000 shares; Mr. Rayhill, 307,000 shares; Mr. Roberts, 30,000 shares; Mr. Washer, 150,000 shares; Mr. Wood, 185,000 shares; Mr. Fritz, 300,200 shares; Mr. Lavin, 76,200 shares; Mr. Riedl, 406,200 shares; and Mr. Powell, 195,800 shares. Of Mr. Bradley’s shares, 1,537,288 are pledged to secure loan(s) to him. The calculation of beneficial ownership also includes, in the case of the executive officers, an approximate number of shares each executive officer could be deemed to hold through contributions made to the Company's Employee 401(k) Plan (the "401(k) Plan"). The 401(k) Plan provides an option for all participating employees to purchase stock in the Company indirectly by buying units in a mutual fund. Each "unit" in the mutual fund represents an interest in Company stock, cash and cash equivalents.
(2)	Includes 8,202 shares owned by the person’s wife, as to which beneficial ownership is disclaimed.
(3)	Includes 5,011,699 shares that may be acquired within 60 days after March 19, 2015, upon exercise of options and conversion of convertible securities.
(4)	Based on a report on Schedule 13G/A filed by the named persons and others on February 4, 2015.
(5)	2,000,000 of which are shares that may be acquired upon exercise of presently-exercisable warrants. Based on a report on Schedule 13G/A filed by the named person and others on January 30, 2015.

24

The table below presents information regarding securities authorized for issuance under equity compensation plans, including the CPS 2006 Long-Term Equity Incentive Plan, as of December 31, 2014.

Plan Category	Outstanding Options	Weighted average exercise price of Outstanding Options	Number of securities remaining available for future issuance under equity compensation plans
Plans approved by shareholders	10,828,245	$4.08	2,108,381
Plans not approved by shareholders	None	N/A	N/A
Total	10,828,245	$4.08	2,108,381

CERTAIN TRANSACTIONS

Citigroup. On July 10, 2008, CPS and its wholly owned subsidiary Folio Funding II, LLC, as borrower, agreed with Citigroup Financial Products Inc. (“CGFP”), an affiliate of Citigroup Inc. (“Citigroup”), to amend and restate the agreements governing a pre-existing revolving residual credit facility. CGFP was the note purchaser in and administrative agent of that credit facility. The amendments included the issuance to an affiliate of CGFP of a warrant to purchase (for nominal consideration) 2,500,000 shares of Company common stock, which warrant was subsequently transferred to CGFP. Upon issuance of such warrant, CGFP became a person with beneficial ownership of greater than 5% of the Company’s common stock. On March 10, 2010, the Company repurchased a portion of the warrant, representing 500,000 of the 2,500,000 shares available for purchase upon exercise of such warrant.

On August 26, 2011, another affiliate of Citigroup (Citigroup Global Markets, Inc. or “CGMI”) agreed to purchase certain below investment grade notes to be issued not later than August 25, 2013 by securitization trusts sponsored by CPS. In September 2011, and quarterly thereafter, CGMI acted as a placement agent of asset-backed notes issued by securitization trusts sponsored by CPS. The issuances of investment-grade and below investment-grade notes, the amounts of below investment-grade notes purchased by CGMI, and the placement compensation to CGMI, are set forth in the following table:

	Investment-grade notes issued	Below investment-grade notes issued	Below investment-grade notes purchased by CGMI	Fees paid to CGMI
March 2012	$141,050,000	$13,950,000	--	$1,249,397
June 2012	128,765,000	12,735,000	$3,184,000	1,061,726
September 2012	133,770,000	13,230,000	--	1,069,765
December 2012	146,400,000	13,600,000	--	932,400
March 2013	169,730,000	15,270,000	--	1,076,450
June 2013	189,110,000	15,890,000	--	1,189,081
September 2013	189,110,000	15,890,000	--	1,191,517
December 2013	168,800,000	14,200,000	--	1,063,635
March 2014	166,050,000	13,950,000	--	1,053,900
June 2014	186,800,000	15,700,000	--	1,060,263
September 2014	251,840,000	21,160,000	--	1,521,207
December 2014	246,760,000	20,740,000	--	1,494,783
March 2015	226,010,000	18,990,000	--	1,369,048

On May 11, 2012, the Company entered into a one-year revolving credit agreement (the "Citi Warehouse Agreement") and related agreements with affiliates of Citigroup and others, under which the lenders have agreed to lend up to a maximum of $100 million, to be secured by automobile receivables. In connection with the Citi Warehouse Agreement, the Company paid a closing fee of $1,000,000. The Company first incurred indebtedness under the Citi Warehouse Agreement in the amount of $9.1 million on May 14, 2012. The Company used the proceeds of that draw for working capital.

25

Following an earlier extension in 2013, the Company and the lenders agreed on August 18, 2014 to extend the revolving term of the Citi Warehouse Agreement to August 15, 2016. At the conclusion of the revolving period, at the election of either the borrower or the lender, the loans are to amortize for an additional one year, and then become due in full. Loans under the Citi Warehouse Agreement bear interest during the revolving period at a floating rate equal to one-month LIBOR plus 5.50%, but in all events no less than 6.25% per year, and during the amortization period (if any) at a floating rate equal to one-month LIBOR plus 6.50%, but in all events no less than 7.25% per year.  The loans are subject to acceleration upon the occurrence of certain defined events of default. In connection with the 2014 renewal of the Citi Warehouse Agreement, we paid a closing fee of $603,022 (determined by pro-ration of a $1 million fee for a two-year renewal, noting that the termination of the revolving period prior to the August 2014 agreement was June 30, 2015).

The maximum principal amount of indebtedness under the Citi Warehouse Agreement during 2014 was $92.8 million.  During 2014, the Company paid $357.3 million of principal and $1.6 million of interest on such debt. As of March 31, 2015, the principal amount owed was zero. The Company intends to incur additional indebtedness under the Citi Warehouse Agreement from time to time as it purchases motor vehicle receivables from dealers

Levine Leichtman Capital Partners. On June 30, 2008, the Company entered into a Securities Purchase Agreement and related agreements pursuant to which Levine Leichtman Capital Partners IV, L.P (“LLCP”) purchased a $10 million five-year note issued by the Company. LLCP also committed to purchase an additional $15 million note to be issued by the Company. The indebtedness to LLCP was secured by substantially all of the Company’s assets, though not by the assets of its special-purpose financing subsidiaries.

In connection with the Securities Purchase Agreement, the Company issued to LLCP (i) 1,225,000 shares of the Company’s common stock, and (ii) warrants that represented the right to purchase, at the time of issuance, 1,775,000 shares of the Company’s common stock.  Upon issuance of such warrants, LLCP became a person with beneficial ownership of greater than 5% of the Company’s common stock. Subsequent issuances, repurchases and amendments of the initial and initially committed notes, and other secured notes, resulted as of December 31, 2013 in the Company being indebted to LLCP in the amount of $39.2 million (without giving effect to amortization of issuance costs, or $38.6 million giving effect to such costs). Such debt was due June 30, 2014, and was repaid in the first quarter of 2014.

The maximum principal amount of indebtedness to LLCP during 2014 was $39.2 million. During 2014, the Company paid $1.0 million in interest and repaid in full the remaining outstanding indebtedness, making principal payments of $10.5 million in January 2014 and of $28.7 million on March 31, 2014.

CPS Leasing. The Company holds 80% of the outstanding shares of the capital stock of CPS Leasing, Inc. ("CPSL"). The remaining 20% of CPSL is held by Charles E. Bradley, Jr., who is the chief executive officer and chairman of the board of directors of the Company. CPSL engaged in the equipment leasing business, and is currently in the process of liquidation as its leases come to term. The Company financed the operations of CPSL by making operating advances and by advancing to CPSL the fraction of the purchase prices of its leased equipment that CPSL did not borrow under its lines of credit. The aggregate amounts of the advances made by the Company and outstanding to CPSL as of December 31, 2012, 2013 and 2014, were approximately $331,000, $305,000, and $275,000, respectively.

Subordinated Notes. The Company has offered and sold its subordinated notes in a continuous public offering. Director William Roberts on December 3, 2007 purchased $4,000,000 of three-year notes directly from the Company in that offering. The Company in the years 2012, 2013 and 2014 paid interest of $600,000, $560,000 and $520,000 on such notes, in accordance with their terms. The interest rate on such notes was initially 14.91% per annum, and the yield paid to the noteholder was computed by compounding that rate on a daily basis. The rate was determined by negotiation, and Mr. Roberts and the Company have agreed to a series of successive extensions of such indebtedness, at the same interest rate through April 2013, at 13% through December 2014, and at 9% thereafter.

Sales of Ineligible Receivables. On May 15, 2013, the Company sold a portfolio of subprime automotive receivables to Paularino LLC (“PL”), a company of which director Gregory Washer is a member and co-owner. Mr. Washer’s interest in PL is a 63% ownership of PL, reflecting his aggregate investment in PL of $1.6 million. The receivables sold to PL represent substantially all of PL’s assets. The receivables were selected for sale on the basis of their being ineligible for financing under the Company’s warehouse financing agreements. The receivables sold included $2,989,140 in aggregate principal amount of performing but ineligible receivables, and $32,899,251 in aggregate principal amount of charged off receivables (“charge-offs”).

26

The Company continues to service the sold receivables, for which servicing it receives a base fee computed as 2.50% per annum on performing receivables and 35% of gross collections on the charge-offs. The base fee totaled $79,000 for the year 2014. The Company expects the base fee to decline in 2015 and thereafter, as the receivables amortize. The Company may also receive an incentive servicing fee, if and to the extent that monies realized from the sold receivables and paid to PL should cause the buyer’s internal rate of return to exceed 25.0%. In that event, the additional incentive servicing fee payable to the Company would equal 30.0% of such excess.

The performing but ineligible receivables were sold for $2,285,960, representing 75.43% of the outstanding principal amount, and the charge-offs were sold for $164,496, representing 0.50% of the nominally outstanding principal amount. The purchase price percentages were determined by negotiation between the Company and PL, with reference to indications of interest from unrelated parties with respect to the performing receivables, and to the Company’s past experience in selling charge-offs to unrelated parties. Before deciding to sell the receivables to PL, the Company solicited arms’-length indications of interest in the receivables to be sold, from unrelated entities. Although one such indication of interest specified a price of approximately 80% with respect to the performing receivables, none of the prospective purchasers was willing to retain the Company to service the sold receivables. The Company has executed sales of charge-offs to unrelated third parties at various times. Its sales of comparable charged off receivables were at prices generally under 1.0% of the nominal outstanding balance, and were outright sales, in which the Company would receive no portion of amounts realized from such receivables. On the basis of (i) the retained servicing and related fees, and (ii) greater confidence that PL would complete the purchase, as compared to the other potential purchasers, the Board of Directors unanimously (Mr. Washer abstaining) approved the sale to PL.

The Company in April 2014 sold additional similar non-performing receivables and charge-offs to another company of which Mr. Washer is the sole owner (79820 Remington LLC, or “RL”). The receivables sold to RL comprised $67,909 in aggregate principal amount of performing but ineligible receivables, $77,645 in aggregate principal amount of non-performing receivables that had not been charged off, and $219,126 in aggregate nominal principal amount of charge-offs. Those receivables were sold at prices of 60.0%, 20.0% and 0.50%, respectively, for an aggregate sale price of $58,175. The purchase price percentages were determined by negotiation between the Company and RL. As in the sale to RL, the Company is to retain servicing of these receivables, and to receive base and incentive servicing fees computed as in the 2013 RL transaction. The Company received aggregate base servicing fees of $10,000 in this transaction in 2014. The Audit Committee of the Board of Directors (Mr. Washer abstaining) reviewed the RL transaction, and determined the terms to be fair to the Company.

Policy on Related Party Transactions and Director Independence. The agreements and transactions described above, other than those described under the captions “Citigroup,” “Sales of Ineligible Receivables” and “Levine Leichtman Capital Partners,” were entered into by the Company with parties who personally benefited from such transactions and who had a control or fiduciary relationship with the Company.  It is the Company's policy that any such transactions with persons having a control or fiduciary relationship with the Company may take place only if approved by the Audit Committee or by the members of the Company's Board of Directors who are disinterested with respect to the transaction, and independent in accordance with the standards for director independence prescribed by Nasdaq.  Such policy is maintained in writing in the charter of the Audit Committee.  The agreements and transactions above were reviewed and approved by the members of the Company's Board of Directors who were disinterested with respect to the transaction, except that the subordinated notes transaction and the April 2014 sale of ineligible receivables were reviewed and approved by the Audit Committee.

The six directors of the Company are Charles E. Bradley, Jr., Chris A. Adams, Brian J. Rayhill, William B. Roberts, Gregory S. Washer, and Daniel S. Wood, of whom Messrs. Wood, Rayhill and Washer compose the Audit Committee. The Board of Directors has concluded that other than Mr. Bradley (who is the Company's chief executive officer), each of the other five directors is independent in accordance with the director independence standards prescribed by Nasdaq, and has determined that none of them has a material relationship with the Company that would impair his independence from management or otherwise compromise his ability to act as an independent director. The Board specifically considered Mr. Washer’s interest in PL, and concluded that his independence is not compromised by that transaction.

27

FURTHER INFORMATION RELATING TO THE ANNUAL MEETING

Voting Of Shares

The Board of Directors recommends that an affirmative vote be cast in favor of each of the nominees and proposals listed on the proxy card. The Board of Directors knows of no other matters that may be brought before the meeting which require submission to a vote of the shareholders.  If any other matters are properly brought before the meeting, however, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

Votes cast in person or by proxy at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company's transfer agent.  The Inspector of Elections will also determine whether or not a quorum is present.  In general, California law provides that a quorum consists of a majority of the shares entitled to vote, represented either in person or by proxy, that is, a minimum of 12,875,121 shares of the 25,750,240 shares outstanding at the record date.

You are entitled to one vote per share on each matter other than election of directors.  As to election of directors, you may cumulate votes and give any nominee an aggregate number of votes equal to the number of directors to be elected (six) times the number of your shares, or distribute that number of votes among as many nominees as you see fit.  However, no one will be entitled to cumulate votes for any nominee unless the nominee's name has been placed in nomination prior to the voting and the shareholder wishing to cumulate votes has given notice at the Annual Meeting prior to the voting of his intention to cumulate votes.  If anyone has given such notice, all shareholders may cumulate their votes for nominees. We are seeking discretionary authority to cumulate votes of shares represented by proxies. The six persons properly placed in nomination at the meeting and receiving the most affirmative votes will be elected as directors.

Approval of each of the other proposals requires the affirmative vote of a majority of those shares voting on the proposal, provided that such affirmative votes are at least a majority of the required quorum, that is, the affirmative votes must be greater than the negative votes, and must be no less than 6,437,561. Provided that at least the minimum number of affirmative votes are cast in favor of such proposals, an abstention will have no effect on the outcome; however, if less than 6,437,561 affirmative votes are cast in favor of such proposals, then each abstention will have an effect equivalent to that of a negative vote.

The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote.  Any proxy that is returned using the form of proxy enclosed and that is not marked as to a particular item will be voted FOR the director nominees named in this proxy statement, FOR ratification of Crowe Horwath LLP as the Company’s auditors for the year 2015, FOR the approval, by non-binding vote, of executive compensation, FOR approval of an amendment to the 2006 Long-Term Equity Incentive Plan, which increases the number of shares issuable by 5,000,000, and will be deemed to grant discretionary authority to vote upon any other matters properly coming before the Meeting, including procedural matters such as a recess or adjournment. We believe that brokers holding shares for their customers in general will not be permitted to vote without instruction from their customers on any proposal other than ratification of the selection of independent auditors. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will be considered as abstentions with respect to that matter, and will have the effect of abstentions as described above.  While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

28

Shareholder Proposals

We plan to hold our year 2016 Annual Meeting of Shareholders on May 12, 2016.  In order to be considered for inclusion in our proxy statement and form of proxy for the 2016 Annual Meeting, any proposals by shareholders intended to be presented at such meeting must be received by the Secretary of the Company at 3800 Howard Hughes Parkway, Las Vegas, Nevada 89169 no later than December 31, 2015. In addition, any such proposals will need to comply with Rule 14a-8 adopted under the Securities Exchange Act of 1934, which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials. Notice of any director nomination or other proposal that you intend to present at the 2016 annual meeting of shareholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2016 annual meeting of shareholders, must be delivered to the Company’s Secretary by mail at the address given above, a reasonable time before we send our proxy materials for that meeting. The proxy we solicit for the 2016 annual meeting of shareholders will confer discretionary authority on the Company’s proxies to vote on any proposal presented by a shareholder at that meeting for which we have not been provided with such notice.

Availability of Annual Report on Form 10-K

We have provided a copy of our 2014 Annual Report with this proxy statement.  Shareholders may obtain, without charge, a copy of the Company’s annual report on Form 10-K, upon written request.  Any such request should be directed to "Corporate Secretary, Consumer Portfolio Services, Inc., 3800 Howard Hughes Parkway, Suite 1400, Las Vegas, Nevada 89169."  The annual report on Form 10-K is also available on our website, at the following address:

http://www.consumerportfolio.com/2015Form10K.html

29

Appendix A

CPS 2006 LONG-TERM EQUITY INCENTIVE PLAN

PART I - PURPOSE, ADMINISTRATION AND RESERVATION OF SHARES

SECTION 1.        Purpose of the Plan. The purposes of this Plan are (a) to attract and retain the most talented Employees, officers and Directors available, and (b) to promote the growth and success of the Company’s business, (i) by aligning the long-term interests of Employees, officers and Directors with those of the shareholders by providing an opportunity to acquire an interest in the Company and (ii) by providing both rewards for exceptional performance and long term incentives for future contributions to the success of the Company and its Subsidiaries.

The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, or SARs, at the discretion of the Committee and as reflected in the terms of the Award Agreement. Each Award will be subject to conditions specified in the Plan, such as continued employment or satisfaction of performance criteria.

This Plan will serve as a framework for the Committee to establish sub-plans or procedures governing the grants to employees, officers, directors and consultants. The awards granted under the Former Plan shall continue to be administered under the Former Plan until such time as those options are exercised, expire or become unexercisable for any reason.

SECTION 2. Definitions. As used herein, the following definitions shall apply:

(a) “Active Status” shall mean (i) for employees, the absence of any interruption or termination of service as an employee, (ii) for Directors, that the Director has not been removed from the Board for cause (as determined by the Company’s shareholders), and (iii) for Consultants, the absence of any interruption, expiration, or termination of such person’s consulting or advisory relationship with the Company or any Subsidiary or the occurrence of any termination event as set forth in such person’s Award Agreement. Active Status shall not be considered interrupted (A) for an employee in the case of sick leave, maternity leave, infant care leave, medical emergency leave, military leave, or any other leave of absence properly taken in accordance with the policies of the Company or any applicable Subsidiary as may be in effect from time to time, and (B) for a Consultant, in the case of any temporary interruption in such person’s availability to provide services to the Company or any Subsidiary which has been granted in writing by an authorized officer of the Company. Whenever a mandatory severance period applies under applicable law with respect to a termination of service as an employee, Active Status shall be considered terminated upon such Employee’s receipt of notice of termination in whatever form prescribed by applicable law.

(b) “Award” shall mean any award or benefits granted under the Plan, including Options, Restricted Stock, Restricted Stock Units, and SARs.

(c) “Award Agreement” shall mean a written or electronic agreement between the Company and the Participant setting forth the terms of the Award.

(d) “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

(e) “Board” shall mean the Board of Directors of the Company.

(f) “Change of Control” shall mean the first day that any one or more of the following conditions shall have been satisfied:

(i) the sale, liquidation or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions;

(ii) an acquisition (other than directly from the Company) of any outstanding voting securities by any person, after which such person (as the term is used for purposes of Section 13(d) or 14(d) of the Exchange Act) has Beneficial Ownership of twenty-five percent (25%) or more of the then outstanding voting securities of the Company, other than a Board approved transaction;

(iii) during any 36-consecutive month period, the individuals who, at the beginning of such period, constitute the Board (“Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board; provided however that except as set forth in this Section 2(f)(iii), an individual who becomes a member of the Board subsequent to the beginning of the 36-month period, shall be deemed to have satisfied such 36-month requirement and shall be deemed an Incumbent Director if such Director was elected by or on the recommendation of or with the approval of at least two-thirds of the Directors who then qualified as Incumbent Directors either actually (because they were Directors at the beginning of such period) or by operation of the provisions of this section; if any such individual initially assumes office as a result of or in connection with either an actual or threatened solicitation with respect to the election of Directors (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitations of proxies or consents by or on behalf of a person other than the Board, then such individual shall not be considered an Incumbent Director; or

A-1

(iv) a merger, consolidation or reorganization of the Company, as a result of which the shareholders of the Company immediately prior to such merger, consolidation or reorganization own directly or indirectly immediately following such merger, consolidation or reorganization less than fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity resulting from such merger, consolidation or reorganization.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(h) “Committee” shall mean the Compensation Committee appointed by the Board.

(i) “Common Stock” shall mean the common stock of the Company, no par value per share.

(j) “Company” shall mean CPS, a California corporation, and any successor thereto.

(k) “Consultant” shall mean any person, except an employee, engaged by the Company or any Subsidiary of the Company, to render personal services to such entity, including as an advisor, pursuant to the terms of a written agreement.

(l) “Director” shall mean a member of the Board.

(m) “Disability” shall mean (i) in the case of a Participant whose employment with the Company or a Subsidiary is subject to the terms of an employment or consulting agreement that includes a definition of “Disability” as used in this Plan shall have the meaning set forth in such employment or consulting agreement during the period that such employment or consulting agreement remains in effect; and (ii) in all other cases, the term “Disability” as used in this Plan shall have the same meaning as set forth under the Company’s long-term disability plan applicable to the Participant as may be amended from time to time, and in the event the Company does not maintain any such plan with respect to a Participant, a physical or mental condition resulting from bodily injury, disease or mental disorder which renders the Participant incapable of continuing his or her usual and customary employment with the Company or a Subsidiary, as the case may be, for a period of not less than 120 days or such other period as may be required by applicable law.

(n) “Effective Date” shall mean June 15, 2006, the date on which the Company’s shareholders first approved this Plan in accordance with applicable Nasdaq rules.

(o) “Employee” shall mean any person, including an officer, who is a common law employee of, receives remuneration for personal services to, is reflected on the official human resources database as an employee of, and is on the payroll of the Company or any Subsidiary of the Company. A person is on the payroll if he or she is paid from or at the direction of the payroll department of the Company, or any Subsidiary of the Company. Persons providing services to the Company, or to any Subsidiary of the Company, pursuant to an agreement with a staff leasing organization, temporary workers engaged through or employed by temporary or leasing agencies, and workers who hold themselves out to the Company, or a Subsidiary to which they are providing services as being independent contractors, or as being employed by or engaged through another company while providing the services, and persons covered by a collective bargaining agreement (unless the collective bargaining agreement applicable to the person specifically provides for participation in this Plan) are not employees for purposes of this Plan and do not and cannot participate in this Plan, whether or not such persons are, or may be reclassified by the courts, the Internal Revenue Service, the U.S. Department of Labor, or other person or entity as, common law employees of the Company, or any Subsidiary, either solely or jointly with another person or entity.

(p) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(q) “Executive Officers” shall mean the officers of the Company as such term is defined in Rule 16a-1 under the Exchange Act.

(r) “Fair Market Value” shall mean the closing price per share of the Common Stock on Nasdaq as to the date specified (or the previous trading day if the date specified is a day on which no trading occurred), or if Nasdaq shall cease to be the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, then such exchange or quotation system as the Company elects to list or quote its shares of Common Stock and that the Committee designates as the Company’s principal exchange or quotation system.

(s) “FAS 123” shall mean Statements of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation”, as promulgated by the Financial Accounting Standards Board.

(t) “FLSA” shall mean the Fair Labor Standards Act of 1938, as amended.

(u) “Former Plan” shall mean the CPS 1997 Long-Term Incentive Plan, as amended.

(v) “Incentive Stock Option” shall mean any Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

A-2

(w) “Independent Director” shall mean a Director who: (1) meets the independence requirements of Nasdaq, or if Nasdaq shall cease to be the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, then such exchange or quotation system as the Company elects to list or quote its shares of Common Stock and that the Committee designates as the Company’s principal exchange or quotation system; (2) qualifies as an “outside director” under Section 162(m) of the Code; and (3) satisfies independence criteria under any other applicable laws or regulations relating to the issuance of Shares to Employees.

(x) “Maximum Annual Participant Award” shall have the meaning set forth in Section 6(b).

(y) “Misconduct” shall mean any of the following; provided, however, that with respect to Non-Employee Directors “Misconduct” shall mean subsection (viii) only:

(i) any material breach of an agreement between the Participant and the Company or any Subsidiary which, if curable, has not been cured within twenty (20) days after the Participant has been given written notice of the need to cure such breach, or which breach, if previously cured, recurs;

(ii) willful unauthorized use or disclosure of confidential information or trade secrets of the Company or any Subsidiary by the Participant;

(iii) the Participant’s continued willful and intentional failure to satisfactorily perform Participant’s essential responsibilities, provided that the Participant has been given at least thirty (30) days’ written notice of the need to cure the failure and cure has not been effected within that time period, or which failure, if previously cured, recurs;

(iv) material failure of the Participant to comply with rules, policies or procedures of the Company or any Subsidiary as they may be amended from time to time, provided that the Participant has been given at least thirty (30) days’ written notice of the need to cure the failure, if such failure is curable, and cure has not been effected within that time period, or which failure, if previously cured, recurs;

(v) Participant’s dishonesty, fraud or gross negligence related to the business or property of the Company or any Subsidiary;

(vi) personal conduct that is materially detrimental to the business of the Company or any Subsidiary;

(vii) conviction of or plea of nolo contendere to a felony; or

(viii) in the case of Non-Employee Directors, the removal from the Board for cause (as determined by the Company’s shareholders).

(z) “Nasdaq” shall mean The Nasdaq Stock Market, Inc.

(aa) “Non-Employee Director” shall mean a Director who is not an employee.

(bb) “Nonqualified Stock Option” shall mean an Option that does not qualify or is not intended to qualify as an Incentive Stock Option.

(cc) “Option” shall mean a stock option granted pursuant to Section 10 of the Plan.

(dd) “Optionee” shall mean a Participant who has been granted an Option.

(ee) “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ff) “Participant” shall mean an employee, Director or Consultant granted an Award.

(gg) “Performance Criteria” shall have the meaning set forth in Section 11(b).

(hh) “Plan” shall mean this CPS 2006 Long-Term Equity Incentive Plan, including any amendments thereto.

(ii) “Reprice” shall mean the adjustment or amendment of the exercise price of Options or SARs previously awarded whether through amendment, cancellation, replacement of grants or any other means.

A-3

(jj) “Resignation (or Resign) for Good Reason” shall mean any voluntary termination by written resignation of the Active Status of any employee after a Change of Control because of: (1) a material reduction in the employee’s authority, responsibilities or scope of employment; (2) an assignment of duties to the Employee inconsistent with the employee’s role at the Company (including its Subsidiaries) prior to the Change of Control, (3) a reduction in the employee’s base salary or total incentive compensation; (4) a material reduction in the Employee’s benefits unless such reduction applies to all employees of comparable rank; or (5) the relocation of the employee’s primary work location more than fifty (50) miles from the employee’s primary work location prior to the Change of Control; provided that the employee’s written notice of voluntary resignation must be tendered within one (1) year after the Change of Control, and shall specify which of the events described in (1) through (5) resulted in the resignation.

(kk) “Restricted Stock” shall mean a grant of Shares pursuant to Section 11 of the Plan.

(ll) “Restricted Stock Units” shall mean a grant of the right to receive Shares in the future or their cash equivalent (or both) pursuant to Section 11 of the Plan.

(mm) “Retirement” shall mean, (i) with respect to any employee, voluntary termination of employment after age 55 and at least ten (10) years of credited service with the Company or any Subsidiary (but only during the time the Subsidiary was a Subsidiary), as determined by the Committee in its sole discretion, and (ii) with respect to any Non-Employee Director, ceasing to be a Director pursuant to election by the Company’s shareholders or by voluntary resignation with the approval of the Board’s chair after having attained the age of 55 years and served continuously on the Board for at least six years.

(nn) “SAR” shall mean a stock appreciation right awarded pursuant to Section 12 of the Plan.

(oo) “SEC” shall mean the Securities and Exchange Commission.

(pp) “Share” shall mean one share of Common Stock, as adjusted in accordance with Section 5 of the Plan.

(qq) “Stand-Alone SARs” shall have the meaning set forth in Section 12(c) of the Plan.

(rr) “Subcommittee” shall have the meaning set forth in Section 3(d).

(ss) “Subsidiary” shall mean (1) in the case of an Incentive Stock Option a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, and (2) in the case of a Nonqualified Stock Option, Restricted Stock, a Restricted Stock Unit or a SAR, in addition to a subsidiary corporation as defined in (1), (A) a limited liability company, partnership or other entity in which the Company controls fifty percent (50%) or more of the voting power or equity interests, or (B) an entity with respect to which the Company possesses the power, directly or indirectly, to direct or cause the direction of the management and policies of that entity, whether through the Company’s ownership of voting securities, by contract or otherwise.

(tt) “Tandem SARs” shall have the meaning set forth in Section 12(b) of the Plan.

SECTION 3.     Administration of the Plan.

(a) Authority. The Plan shall be administered by the Committee. The Committee shall have full and exclusive power to administer the Plan on behalf of the Board, subject to such terms and conditions as the Committee may prescribe. Notwithstanding anything herein to the contrary, the Committee’s power to administer the Plan, and actions the Committee takes under the Plan, shall be limited by the provisions set forth in the Committee’s charter, as such charter may be amended from time to time, and the further limitation that certain actions may be subject to review and approval by either the full Board or a panel consisting of all of the Independent Directors of the Company.

(b) Powers of the Committee. Subject to the other provisions of this Plan, the Committee shall have the authority, in its discretion:

(i) to grant Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, and SARs to Participants and to determine the terms and conditions of such Awards, including the determination of the Fair Market Value of the Shares and the exercise price, and to modify or amend each Award, with the consent of the Participant when required;

(ii) to determine the Participants, to whom Awards, if any, will be granted hereunder, the timing of such Awards, and the number of Shares to be represented by each Award;

(iii) to construe and interpret the Plan and the Awards granted hereunder;

A-4

(iv) to prescribe, amend, and rescind rules and regulations relating to the Plan, including the form of Award Agreement, and manner of acceptance of an Award, such as correcting a defect or supplying any omission, or reconciling any inconsistency so that the Plan or any Award Agreement complies with applicable law, regulations and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purposes of the Plan or any Award Agreement;

(v) to establish performance criteria for Awards made pursuant to the Plan in accordance with a methodology established by the Committee, and to determine whether performance goals have been attained;

(vi) to accelerate or defer (with the consent of the Participant) the exercise or vested date of any Award;

(vii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Committee;

(viii) to establish sub-plans, procedures or guidelines for the grant of Awards to Directors, Consultants and Employees working outside of the United States; and

(ix) to make all other determinations deemed necessary or advisable for the administration of the Plan;

Provided that, no consent of a Participant is necessary under clauses (i) or (vi) if a modification, amendment, acceleration, or deferral, in the reasonable judgment of the Committee confers a benefit on the Participant or is made pursuant to an adjustment in accordance with Section 5.

(c) Effect of Committee’s Decision. All decisions, determinations, and interpretations of the Committee shall be final and binding on all Participants, the Company (including its Subsidiaries), any shareholder and all other persons.

(d) Delegation. Consistent with the Committee’s charter, as such charter may be amended from time to time, the Committee may delegate (i) to one or more separate committees consisting of members of the Committee or other Directors who are Independent Directors (any such committee a “Subcommittee”), or (ii) to an Executive Officer of the Company, the ability to grant Awards and take the other actions described in Section 3(b) with respect to Participants who are not Executive Officers, and such actions shall be treated for all purposes as if taken by the Committee; provided that the grant of Awards shall be made in accordance with parameters established by the Committee. Any action by any such Subcommittee or Executive Officer within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee.

(e) Administration. The Committee may delegate the administration of the Plan to an officer or officers of the Company, and such administrator(s) may have the authority to directly, or under their supervision, execute and distribute agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Committee may specify. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such administrator, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee.

SECTION 4.     Shares Subject to the Plan.

(a) Reservation of Shares. The shares of Common Stock reserved under this Plan will include reserved shares of Common Stock that are not subject to a grant or as to which the option award granted has been forfeited under the Former Plan, and an additional 17,200,000 shares of Common Stock. The aggregate number of Shares available for issuance under the Plan will be reduced by one Share for each Share delivered in settlement of any award of Restricted Stock, Restricted Stock Unit, or SAR and one Share for each Share delivered in settlement of an Option. If an Award expires, is forfeited or becomes unexercisable for any reason without having been exercised in full, the undelivered Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future Awards under the Plan. Without limiting the foregoing, unless the Plan shall have been terminated, Shares underlying an Award that has been exercised, either in part or in full, including any Shares that would otherwise be issued to a Participant that are used to satisfy any withholding tax obligations that arise with respect to any Award, shall become available for future Awards under the Plan except to the extent Shares were issued in settlement of the Award. Shares available for issuance under the Plan shall be increased by any shares of Common Stock subject to outstanding awards under the Former Plans on the date of any shareholder approval of the Plan that later cease to be subject to such awards for any reason other than such awards having been exercised, subject to adjustment from time to time as provided in Section 5, which shares of Common Stock shall, as of the date such shares cease to be subject to such awards, cease to be available for grant and issuance under the Former Plans, but shall be available for issuance under the Plan. The Shares may be authorized but unissued, or reacquired shares of Common Stock. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Company completes the corporate action relating to the grant of such Award and all conditions to the grant have been satisfied, provided that conditions to the exercise of an Award shall not defer the date of grant. Notice of a grant shall be given to each Participant to whom an Award is so granted within a reasonable time after the determination has been made.

A-5

(c) Securities Law Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated under either such Act, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(d) Substitutions and Assumptions. The Board or the Committee shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies, provided such substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder. The number of Shares reserved pursuant to Section 4(a) may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of Shares subject to Awards before and after the substitution.

SECTION 5.        Adjustments to Shares Subject to the Plan. If any change is made to the Shares by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Shares as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities and/or the price per Share covered by outstanding Awards under the Plan and (iii) the Maximum Annual Participant Award. The Committee may also make adjustments described in (i)-(iii) of the previous sentence in the event of any distribution of assets to shareholders other than a normal cash dividend. In determining adjustments to be made under this Section 5, the Committee may take into account such factors as it deems appropriate, including the restrictions of applicable law and the potential tax consequences of an adjustment, and in light of such factors may make adjustments that are not uniform or proportionate among outstanding Awards. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than a normal cash dividend, made by the Committee shall be final, binding and conclusive. For purposes of this Section 5, conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”

Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

PART II - TERMS APPLICABLE TO ALL AWARDS

SECTION 6.     General Eligibility.

(a) Awards. Awards may be granted to Participants who are Employees, Directors or Consultants; provided however that Incentive Stock Options may only be granted to Employees.

(b) Maximum Annual Participant Award. The aggregate number of Shares with respect to which an Award or Awards may be granted to any one Participant over the life of the Plan (the “Maximum Participant Award”) shall not exceed 3,750,000 shares of Common Stock (increased, proportionately, in the event of any stock split or stock dividend with respect to the Shares). If an Option is in tandem with a SAR, such that the exercise of the Option or SAR with respect to a Share cancels the tandem SAR or Option right, respectively, with respect to each Share, the tandem Option and SAR rights with respect to each Share shall be counted as covering but one Share for purposes of the Maximum Annual Participant Award.

(c) No Employment/ Service Rights. Nothing in the Plan shall confer upon any Participant the right to an Award or to continue in service as an employee or Consultant for any period of specific duration, or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining such person), or of any Participant, which rights are hereby expressly reserved by each, to terminate such person’s services at any time for any reason, with or without cause.

SECTION 7.      Procedure for Exercise of Awards; Rights as a Shareholder.

(a) Procedure. An Award shall be exercised when written, electronic or verbal notice of exercise has been given to the Company, or the brokerage firm or firms approved by the Company to facilitate exercises and sales under this Plan, in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company or the brokerage firm or firms, as applicable. The notification to the brokerage firm shall be made in accordance with procedures of such brokerage firm approved by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 7(b) of the Plan. The Company shall issue (or cause to be issued) such share certificate promptly upon exercise of the Award. In the event that the exercise of an Award is treated in part as the exercise of an Incentive Stock Option and in part as the exercise of a Nonqualified Stock Option pursuant to Section 10(a), the Company shall issue a share certificate evidencing the Shares treated as acquired upon the exercise of an Incentive Stock Option and a separate share certificate evidencing the Shares treated as acquired upon the exercise of a Nonqualified Stock Option, and shall identify each such certificate accordingly in its share transfer records. No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in Section 5 of the Plan.

A-6

(b) Method of Payment. The consideration to be paid for any Shares to be issued upon exercise or other required settlement of an Award, including the method of payment, shall be determined by the Committee at the time of settlement and which forms may include: (i) with respect to an Option, a request that the Company or the designated brokerage firm conduct a cashless exercise of the Option; (ii) cash; and (iii) tender of shares of Common Stock owned by the Participant in accordance with rules established by the Committee from time to time. Shares used to pay the exercise price shall be valued at their Fair Market Value on the exercise date. Payment of the aggregate exercise price by means of tendering previously-owned shares of Common Stock shall not be permitted when the same may, in the reasonable opinion of the Company, cause the Company to record a loss or expense as a result thereof.

(c) Withholding Obligations. To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any Incentive Stock Option, Nonqualified Stock Option, SAR, Restricted Stock or Restricted Stock Units, or any sale of Shares. The Company shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied. These obligations may be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued to a Participant under such Award or by tendering Shares previously acquired by the Participant in accordance with rules established by the Committee from time to time.

(d) Shareholder Rights. Except as otherwise provided in this Plan, until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the share certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to the Award, notwithstanding the exercise of the Award.

(e) Non-Transferability of Awards. An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in exchange for consideration, except that an Award may be transferred by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant; unless the Committee permits further transferability, on a general or specific basis, in which case the Committee may impose conditions and limitations on any permitted transferability.

SECTION 8.     Expiration of Awards.

(a) Expiration, Termination or Forfeiture of Awards. Unless otherwise provided in the applicable Award Agreement or any severance agreement, vested Awards granted under this Plan shall expire, terminate, or otherwise be forfeited as follows:

(i) three (3) months after the date the Company delivers a notice of termination of a Participant’s Active Status, other than in circumstances covered by (ii), (iii) or (iv) below;

(ii) immediately upon termination of a Participant’s Active Status for Misconduct;

(iii) twelve (12) months after the date on which a Participant other than a Non-Employee Director ceased performing services as a result of his or her total and permanent Disability;

(iv) twelve (12) months months after the date on which the Participant ceased performing services as a result of Retirement, or after his death.

(b) Extension of Term. Notwithstanding subsection (a) above, the Committee shall have the authority to extend the expiration date of any outstanding Option, other than an Incentive Stock Option, or SAR in circumstances in which it deems such action to be appropriate (provided that no such extension shall extend the term of an Option or SAR beyond the date on which the Option or SAR would have expired if no termination of the Employee’s Active Status had occurred).

SECTION 9.            Effect of Change of Control. Notwithstanding any other provision in the Plan to the contrary, the following provisions shall apply unless otherwise provided in the most recently executed agreement between the Participant and the Company, or specifically prohibited under applicable laws, or by the rules and regulations of any applicable governmental agencies or national securities exchanges or quotation systems.

(a) Acceleration. Awards of a Participant shall be Accelerated (as defined in Section 9(b) below) as follows:

(i) With respect to Non-Employee Directors, upon the occurrence of a Change of Control;

(ii) With respect to any employee, upon the occurrence of a Change of Control described in Section 2(f)(i);

(iii) With respect to any employee who Resigns for Good Reason or whose Active Status is terminated within one year after a Change of Control described in Section 2(f)(ii) or (iii);

(iv) With respect to any employee, upon the occurrence of a Change of Control described in Section 2(f)(iv) in connection with which each Award is not assumed or an equivalent award substituted by such successor entity or a parent or subsidiary of such successor entity; and

A-7

(v) With respect to any employee who Resigns for Good Reason or whose Active Status is terminated within one year after a Change of Control described in Section 2(f)(iv) in connection with which each Award is assumed or an equivalent award substituted by the successor entity or a parent or subsidiary of such successor entity.

(b) Definition. For purposes of this Section 9, Awards of a Participant being “Accelerated” means, with respect to such Participant:

(i) any and all Options and SARs shall become fully vested and immediately exercisable, and shall remain exercisable throughout their entire term;

(ii) any restriction periods and restrictions imposed on Restricted Stock or Restricted Stock Units that are not performance-based shall lapse; and

(iii) the restrictions and deferral limitations and other conditions applicable to any other Awards shall lapse, and such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

PART III - SPECIFIC TERMS APPLICABLE TO OPTIONS, STOCK AWARDS AND SARS

SECTION 10. Grant, Terms and Conditions of Options.

(a) Designation. Each Option shall be designated in an Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company) exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. Options shall be taken into account in the order in which they were granted.

(b) Terms of Options. The term of each Incentive Stock Option shall be no more than ten (10) years from the date of grant. However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns Shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the term of the Option shall be no more than five (5) years from the date of grant. The terms of all Nonqualified Stock Options shall be at the discretion of the Committee.

(c) Option Exercise Prices.

(i) The per Share exercise price under an Incentive Stock Option shall be as follows:

(A) If granted to an employee who, at the time of the grant of such Incentive Stock Option, owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) If granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) The per Share exercise price under a Nonqualified Stock Option or SAR shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii) In no event shall the Board or the Committee be permitted to Reprice an Option after the date of grant without shareholder approval.

(d) Vesting. To the extent Options vest and become exercisable in increments, such Options shall cease vesting as of the date of the Optionee’s Disability or termination of such Optionee’s Active Status for reasons other than Retirement or death, in each of which cases such Options shall immediately vest in full.

(e) Substitution of Stock SARs for Options. Notwithstanding anything in this Plan to the contrary, if the Company is required to or elects to record as an expense in its consolidated statements of earnings the cost of Options pursuant to FAS 123 or a similar accounting requirement, the Committee shall have the sole discretion to substitute, without receiving Participants’ permission, SARs paid only in stock for outstanding Options; provided, the terms of the substituted stock SARs are the same as the terms of the Options, the number of shares underlying the number of stock SARs equals the number of shares underlying the Options and the difference between the Fair Market Value of the underlying Shares and the grant price of the SARs is equivalent to the difference between the Fair Market Value of the underlying shares and the exercise price of the Options.

A-8

(f) Exercise. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee at the time of grant, and as are permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share.

(g) One-time Exchange Program. Notwithstanding this Plan's prohibition on Repricing of Options, and notwithstanding anything else in this Plan to the contrary, the Board or Committee may provide for, and the Company may implement, a one-time-only exchange offer ("Exchange Offer"), under which the Company may issue Options under this Plan in exchange for Options previously issued and then outstanding under this Plan or the Former Plan. The Exchange Offer is permitted only subject to the conditions described in the Company's definitive proxy statement filed in connection with its 2009 annual meeting of shareholders.

SECTION 11. Grant, Terms and Conditions of Stock Awards.

(a) Designation. Restricted Stock or Restricted Stock Units may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. Restricted Stock or Restricted Stock Units may include a dividend equivalent right, as permitted by Section 5. After the Committee determines that it will offer Restricted Stock or Restricted Stock Units, it will advise the Participant in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions, including vesting, if any, related to the offer, including the number of Shares that the Participant shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Participant must accept the offer. The offer shall be accepted by execution of an Award Agreement or as otherwise directed by the Committee. Restricted Stock Units may be paid as permitted by Section 7(b). The term of each award of Restricted Stock or Restricted Stock Units shall be at the discretion of the Committee.

(b) Performance Criteria. Restricted Stock and Restricted Stock Units granted pursuant to the Plan that are intended to qualify as “performance based compensation” under Section 162(m) of the Code shall be subject to the fulfillment of performance goals relating to the Performance Criteria selected by the Committee and specified at the time such Restricted Stock and Restricted Stock Units are granted. For purposes of this Plan, “Performance Criteria” means one or more of the following (as selected by the Committee): (i) earnings per share, including earnings per share as adjusted (a) to exclude the effect of any (1) significant acquisitions or dispositions of businesses by the Company, (2) one-time, non-operating charges and (3) accounting changes (including but not limited to any accounting changes that alter the recognition of stock option expense and any accounting changes the Company adopts early); and (b) for any stock split, stock dividend or other recapitalization; (ii) earnings per share before taxes, subject to any of the adjustments described above; (iii) earnings; (iv) earnings before interest, taxes and amortization; (v) total shareholder return; (vi) share price performance; (vii) return on equity; (viii) return on managed assets; (ix) revenue; (x) operating expenses; (xi) operating income; (xii) originations volume; (xiii) originations growth; (xiv) net charge-offs; (xv) net charge-off percentage; (xvi) portfolio growth; (xvii) net interest margin; or (xviii) cash flow.

(c) Vesting. Unless the Committee determines otherwise, the Award Agreement shall provide for the forfeiture of the non-vested Shares underlying Restricted Stock or Restricted Stock Units upon the termination of a Participant’s Active Status. To the extent that the Participant purchased the Shares granted under such Restricted Stock or Restricted Stock Units and any such Shares remain non-vested at the time the Participant’s Active Status terminates, the termination of Active Status shall cause an immediate sale of such non-vested Shares to the Company at the original price per Share paid by the Participant.

SECTION 12. Grant, Terms and Conditions of SARs.

(a) Grants. The Committee shall have the full power and authority, exercisable in its sole discretion, to grant SARs to selected Participants. The Committee is authorized to grant both tandem stock appreciation rights, consisting of SARs with underlying Options (“Tandem SARs”), and stand-alone stock appreciation rights (“Stand-Alone SARs”) as described below. The terms of SARs shall be at the discretion of the Committee. In no event shall the Board or the Committee be permitted to Reprice a SAR after the date of grant without shareholder approval.

(b) Tandem SARs.

(i) Participants may be granted a Tandem SAR, exercisable upon such terms and conditions as the Committee shall establish, to elect between the exercise of the underlying Option for Shares or the surrender of the Option in exchange for a distribution from the Company in an amount equal to the excess of (A) the Fair Market Value (on the Option surrender date) of the number of Shares in which the Participant is at the time vested under the surrendered Option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such vested Shares.

(ii) No such Option surrender shall be effective unless it is approved by the Committee, either at the time of the actual Option surrender or at any earlier time. If the surrender is so approved, then the distributions to which the Participant shall become entitled under this Section 12(b) may be made in Shares valued at Fair Market Value (on the Option surrender date), in cash, or partly in Shares and partly in cash, as the Committee shall deem appropriate.

(iii) If the surrender of an Option is not approved by the Committee, then the Participant shall retain whatever rights he or she had under the surrendered Option (or surrendered portion thereof) on the Option surrender date and may exercise such rights at any time prior to the later of (A) five (5) business days after the receipt of the rejection notice or (B) the last day on which the Option is otherwise exercisable in accordance with the terms of the instrument evidencing such Option, but in no event may such rights be exercised more than ten (10) years after the date of the Option grant.

A-9

(c) Stand-Alone SARs.

(i) A Participant may be granted a Stand-Alone SAR not tied to any underlying Option under Section 10 of the Plan. The Stand-Alone SAR shall cover a specified number of Shares and shall be exercisable upon such terms and conditions as the Committee shall establish. Upon exercise of the Stand-Alone SAR, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (A) the aggregate Fair Market Value (on the exercise date) of the Shares underlying the exercised right over (B) the aggregate base price in effect for those Shares.

(ii) The number of Shares underlying each Stand-Alone SAR and the base price in effect for those Shares shall be determined by the Committee at the time the Stand-Alone SAR is granted. In no event, however, may the base price per Share be less than the Fair Market Value per underlying Share on the grant date.

(iii) The distribution with respect to an exercised Stand-Alone SAR may be made in Shares valued at Fair Market Value on the exercise date, in cash, or partly in Shares and partly in cash, as the Committee shall deem appropriate.

(d) Exercised SARs. The Shares issued in settlement of any SARs exercised under this Section 12 shall not be available for subsequent issuance under the Plan. In accordance with Section 4, Shares underlying any exercised SARs that were not issued in settlement of the SAR shall become available for future issuance under the Plan.

PART IV - TERM OF PLAN AND SHAREHOLDER APPROVAL

SECTION 13.      Term of Plan. The Plan shall become effective as of the Effective Date. It shall continue in effect until the tenth anniversary of the Effective Date or until terminated under Section 14 of the Plan or extended by an amendment approved by the shareholders of the Company pursuant to Section 14(a).

SECTION 14.           Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board or the Committee may amend or terminate the Plan from time to time in such respects as the Board may deem advisable (including, but not limited to amendments which the Board deems appropriate to enhance the Company’s ability to claim deductions related to stock option exercises); provided that to the extent required by the Code or the rules of Nasdaq, of any national stock exchange on which the Company’s common shares are listed, or of the SEC, shareholder approval shall be required for any amendment of the Plan. Subject to the foregoing, it is specifically intended that the Board or Committee may amend the Plan without shareholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purpose of the Plan or any Award Agreement.

(b) Participants in Foreign Countries. The Committee shall have the authority to adopt such modifications, procedures, and sub-plans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(c) Effect of Amendment or Termination. Any amendment or termination of the Plan shall not affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company.

SECTION 15.     Shareholder Approval. The effectiveness of the Plan is subject to approval by the shareholders of the Company in accordance with applicable Nasdaq rules.

A-10

CONSUMER PORTFOLIO SERVICES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 18, 2015

The undersigned shareholder of CONSUMER PORTFOLIO SERVICES, INC., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement with respect to the Annual Meeting of Shareholders of Consumer Portfolio Services, Inc. to be held at the offices of said corporation at 3800 Howard Hughes Parkway, Las Vegas, NV 89169 on May 18, 2015, at 10:00 a.m., and hereby appoints Charles E. Bradley, Jr. and Jeffrey P. Fritz, and each of them, proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote the Consumer Portfolio Services,  Inc. Common Stock of the undersigned at such meeting and any postponements or adjournments of such meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting (and any such postponements or adjournments).

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF

CONSUMER PORTFOLIO SERVICES, INC.

May 18, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EDT the day before the meeting. MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.consumerportfolio.com/AnnualMeeting2015.html

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSALS 2, 3, AND 4. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1. Election of Directors:		2.	To ratify the appointment of Crowe Horwath LLP as independent auditors of the Company for the year ending December 31, 2015.	☐	☐	☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below) INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●	NOMINEES: m Charles E. Bradley, Jr. m Chris A. Adams m Brian J. Rayhill m William B. Roberts m Gregory S. Washer m Daniel S. Wood	3.	To approve an advisory resolution on executive compensation.	☐	☐	☐
		4.	To approve an amendment to the 2006 Long-Term Equity Incentive Plan, which increases the number of shares issuable by 5,000,000	☐	☐	☐
		5.	To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES, FOR PROPOSALS 2, 3, AND 4, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder ________________________  Date________ Signature of Shareholder _______________________  Date ________

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.